UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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☐           Definitive Proxy Statement

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Empire Resorts, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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EMPIRE RESORTS, INC.
c/o Monticello Casino and Raceway
Route 17B, P.O. Box 5013
Monticello, New York 12701

To the Stockholders of Empire Resorts, Inc.:

You are cordially invited to attend the annual meeting (the “Meeting”) of the stockholders of Empire Resorts, Inc. (the “Company”), to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, located at Park Avenue Tower, 65 East 55th Street, New York, New York 10022, on [___________], 2010, at [10:00 a.m.], local time, for the following purposes:

1.
To elect two Class I directors to serve on the Company’s Board of Directors (the “Board of Directors”) until the stockholders’ annual meeting in 2013 and until their successors are elected and qualified;

2.
To approve under the applicable provisions of NASDAQ Listing Rule 5635 the issuance by the Company of 12% Convertible Senior Notes due 2014 (the “Restated Notes”) pursuant to, in connection with or as a result of the proposed debt exchange transaction described in the attached proxy statement (the “Debt Exchange”) and the issuance of the Company’s common stock, par value $0.01 per share (“Common Stock”) in accordance with the terms of or in connection with the issuance of the Restated Notes (the “Debt Exchange Issuances”);

3.
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the Company’s authorized capital stock from 100,000,000 shares, consisting of 95,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), to a total of 155,000,000 shares, consisting of 150,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock (the “Certificate Amendment”); and

4.	To transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES, A VOTE “FOR” THE APPROVAL OF THE DEBT EXCHANGE ISSUANCES AND A VOTE “FOR” THE APPROVAL OF THE CERTIFICATE AMENDMENT.

Approval of the Debt Exchange Issuances is conditioned upon the approval of the Certificate Amendment.  If stockholder approval of the Certificate Amendment is not obtained, the Debt Exchange Issuances proposal will not pass and the Company will not be able to consummate the transactions contemplated by the Debt Exchange.

The Board of Directors has fixed the close of business on October 12, 2010 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof.  Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, the Meeting or any postponement or adjournment thereof.

Please review in detail the attached notice and proxy statement, which are first being mailed to our stockholders on or about [____________], 2010.

Your vote is very important to us regardless of the number of shares you own.  Whether or not you are able to attend the Meeting in person, please follow the voting instructions on the enclosed proxy card to vote your shares.  Granting a proxy will not limit your right to vote in person if you wish to attend the Meeting and vote in person.

By Order of the Board of Directors,

Emanuel Pearlman	Robert H. Friedman
Chairman of the Board	Secretary

[____________], 2010

EMPIRE RESORTS, INC.
c/o Monticello Casino and Raceway
Route 17B, P.O. Box 5013
Monticello, New York 12701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [__________], 2010

To the Stockholders of Empire Resorts, Inc.:

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors”) of Empire Resorts, Inc. (the “Company”) for use at the annual meeting of stockholders of the Company and at all adjournments and postponements thereof (the “Meeting”).  The Meeting will be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, located at Park Avenue Tower, 65 East 55th Street, New York, New York 10022, on [__________], 2010, at [10:00 a.m.], local time, for the following purposes:

1.	To elect two Class I directors to serve on the Board of Directors until the stockholders’ annual meeting in 2013 and until their successors are elected and qualified;

2.
To approve under the applicable provisions of NASDAQ Listing Rule 5635 the issuance by the Company of 12% Convertible Senior Notes due 2014 (the “Restated Notes”) pursuant to, in connection with or as a result of the proposed debt exchange transaction described in this proxy statement (the “Debt Exchange”) and the issuance of the Company’s common stock, par value $0.01 per share (“Common Stock”) in accordance with the terms of or in connection with the issuance of the Restated Notes (the “Debt Exchange Issuances”);

3.
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the Company’s authorized capital stock from 100,000,000 shares, consisting of 95,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), to a total of 155,000,000 shares, consisting of 150,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock (the “Certificate Amendment”); and

4.	To transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES, A VOTE “FOR” THE APPROVAL OF THE DEBT EXCHANGE ISSUANCES AND A VOTE “FOR” THE APPROVAL OF THE CERTIFICATE AMENDMENT.

Approval of the Debt Exchange Issuances is conditioned upon the approval of the Certificate Amendment.  If stockholder approval of the Certificate Amendment is not obtained, the Debt Exchange Issuances proposal will not pass and the Company will not be able to consummate the transactions contemplated by the Debt Exchange.

Holders of record of our Common Stock, Series B Preferred Stock and Series E Preferred Stock at the close of business on October 12, 2010 (the “Record Date”) will be entitled to notice of and to vote at the Meeting or any adjournment or postponement thereof.  Each share of Common Stock entitles the holder thereof to one vote, each share of Series B Preferred Stock entitles the holder thereof to eight tenths (.8) of one vote and each share of Series E Preferred Stock entitles the holder thereof to twenty-five hundredths (.25) of one vote.

Your vote is important, regardless of the number of shares you own.  A plurality of the votes cast will be sufficient to elect the two Class I director nominees.  The affirmative vote of a majority of the votes cast on the matter is necessary to approve the Debt Exchange Issuances.  The affirmative vote of the holders of a majority of shares of our voting stock outstanding and entitled to vote at the Meeting is required to approve the Certificate Amendment.

Even if you plan to attend the Meeting in person, we request that you follow the voting instructions on the enclosed proxy card to vote your shares, to ensure that your shares will be represented at the Meeting if you are unable to attend.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

This notice and the enclosed proxy statement are first being mailed to stockholders on or about [__________], 2010.

By Order of the Board of Directors,

Emanuel Pearlman	Robert H. Friedman
Chairman of the Board	Secretary

[__________], 2010

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON [__________], 2010.

We are furnishing proxy materials for the Annual Meeting of Shareholders to be held on [__________], 2010 on the Internet in addition to mailing paper copies of the materials to each stockholder of record on the Record Date. This Notice of Annual Meeting and the enclosed Proxy Statement are available at [http://www.cstproxy.com/empireresorts/annualmeeting2010].

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this proxy statement constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions.  You can identify these statements from our use of the words “plan,” “forecast,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “is likely,” “will,” and similar expressions.  These forward-looking statements may include, among other things:

•	statements and assumptions relating to financial performance;

•	statements relating to the anticipated effects on results of operations or financial condition from recent or future developments or events;

•	statements relating to our capital raising activities, business and growth strategies; and

•	any other statements, projections or assumptions that are not historical facts.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements.  In addition, our past results of operations do not necessarily indicate our future results.  We discuss these and other uncertainties in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended March 31, 2010, as well as in any future filings we may make that may be incorporated by reference herein.  For information on the documents we are incorporating by reference and how to obtain a copy, please see the section of this proxy statement captioned “Incorporation By Reference.”  We undertake no obligation to update publicly any of these statements in light of future events.

THE ANNUAL MEETING

We are furnishing this proxy statement to you, as a stockholder of Empire Resorts, Inc., as part of the solicitation of proxies by our Board of Directors (the “Board of Directors”) for use at our 2010 Annual Meeting of stockholders, or any adjournment or postponement thereof (the “Meeting”).  In this proxy statement, the terms “Empire,” “Company,” “we,” “our,” “ours,” and “us” refer to Empire Resorts, Inc., a Delaware corporation, and its subsidiaries.

Date, Time, Place and Purpose of the Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our Board of Directors for use at the Meeting, to be held at the offices of Olshan Grundman Frome Rosenzweig & Wolosky LLP, located at Park Avenue Tower, 65 East 55th Street, New York, New York 10022, on [__________], 2010, at [10:00 a.m.], local time.  The purpose of the Meeting is:

•	To elect two Class I directors to serve on the Board of Directors until the stockholders’ annual meeting in 2013 and until their successors are elected and qualified;

•
To approve under the applicable provisions of NASDAQ Listing Rule 5635 the issuance by the Company of 12% Convertible Senior Notes due 2014 (the “Restated Notes”) pursuant to, in connection with or as a result of the proposed debt exchange transaction described in this proxy statement (the “Debt Exchange”) and the issuance of the Company’s common stock, par value $0.01 per share (“Common Stock”) in accordance with the terms of or in connection with the issuance of the Restated Notes (the “Debt Exchange Issuances”);

•
To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to increase the Company’s authorized capital stock from 100,000,000 shares, consisting of 95,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (“Preferred Stock”), to a total of 155,000,000 shares, consisting of 150,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock (the “Certificate Amendment”); and

•	To transact such other business as may properly be brought before the Meeting or any adjournment or postponement thereof.

Our Board of Directors unanimously recommends a vote “FOR” the election of each of the nominees, a vote “FOR” the approval of the Certificate Amendment and a vote “FOR” the approval of the Debt Exchange Issuances.

Record Date, Voting and Quorum

Our Board of Directors fixed the close of business on October 12, 2010, as the record date for the determination of holders of our outstanding shares entitled to notice of and to vote on all matters presented at the Meeting.  As of the record date, there were [69,479,340] shares of Common Stock, 44,258 shares of Series B Preferred Stock, and 1,730,697 shares of Series E Preferred Stock issued and outstanding and entitled to vote.  Each share of Common Stock entitles the holder thereof to one vote, each share of Series B Preferred Stock entitles the holder thereof to eight-tenths (.8) of a vote and each share of Series E Preferred Stock entitles the holder thereof to twenty-five hundredths (.25) of a vote.  Accordingly, a total of [69,947,420] votes may be cast at the Meeting.

The holders of shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock entitled to cast a majority of all votes that could be cast by the holders of all of the outstanding shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock, present in person or represented by proxy at the Meeting, constitute a quorum.

Required Vote

A plurality of the votes cast will be sufficient to elect the two Class I director nominees.  The affirmative vote of a majority of the votes cast on the matter is necessary to approve the Debt Exchange Issuances.  The affirmative vote of the holders of a majority of shares of our voting stock outstanding and entitled to vote at the Meeting is required to approve the Certificate Amendment.

Approval of the Debt Exchange Issuances is conditioned upon the approval of the Certificate Amendment.  If stockholder approval of the Certificate Amendment is not obtained, the Debt Exchange Issuances proposal will not pass and we will not be able to consummate the transactions contemplated by the Debt Exchange.

Treatment and Effect of Abstentions and “Broker Non-Votes”

A broker “non-vote” occurs when a nominee holding shares for the beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.  Brokers that do not receive instructions from the beneficial owners of shares of Common Stock being voted are not entitled to vote on any proposal at the Meeting.  Broker “non-votes” and the shares as to which a stockholder abstains are included for purposes of determining whether a quorum is present at the Meeting.  Neither an abstention nor broker “non-vote” will be considered a vote cast.  Accordingly, abstentions or broker “non-votes” will not be included in the tabulation of the voting results and will have no effect on the election of the two Class I director nominees, which requires the approval of a plurality of the votes cast, or on the proposal to approve the Debt Exchange Issuances, which require the approval of a majority of the votes cast.  Either an abstention or a broker “non-vote” will, however, have the effect of a vote cast in opposition of the proposal to approve the Certificate Amendment, which requires the approval of a majority of shares of our voting stock outstanding and entitled to vote at the Meeting.

Voting

Stockholders may vote their shares:

•	In Person: by attending the Meeting and voting their shares in person.

•	By Mail: by completing the enclosed proxy card, signing and dating it and mailing it in the enclosed post-prepaid envelope.

Our Board of Directors is asking for your proxy.  Giving the Board of Directors your proxy means you authorize it to vote your shares at the Meeting in the manner you direct.  You may vote for or against the proposals, abstain from voting or withhold your vote for the proposals.  All valid proxies received prior to the Meeting will be voted.  All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If no choice is indicated on the proxy, the shares will be voted “FOR” the election of each of the director nominees, “FOR” the Certificate Amendment and “FOR” the Debt Exchange Issuances, and as the proxy holders may determine in their discretion with respect to any other matters that may properly come before the Meeting.

Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact us at (845) 807-0001.

Stockholders who hold their shares in “street name,” meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a proxy or voting instruction from the record holder to vote their shares at the Meeting.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time before it is voted.  A proxy may be revoked by filing with our Secretary (Empire Resorts, Inc., c/o Monticello Casino and Raceway, PO Box 5013, Route 17B, Monticello, New York 12701) either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or (iii) by attending the Meeting and voting in person.

Simply attending the Meeting will not constitute revocation of your proxy.  If your shares are held in the name of a broker or other nominee who is the record holder, you must follow the instruction of your broker or other nominee to revoke a previously given proxy.

The form of proxy accompanying this proxy statement confers discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying Notice of Annual Meeting and with respect to any other matters which may properly come before the Meeting.  As of the date of this proxy statement, management knows of no such amendment or variation or of any matters expected to come before the Meeting which are not referred to in the accompanying Notice of Annual Meeting.

Attendance at the Meeting

Only holders of Common Stock, Series B Preferred Stock and Series E Preferred Stock, their proxy holders and guests we may invite may attend the Meeting.  If you wish to attend the Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and identification with a photo at the Meeting.  For example, you may bring an account statement showing that you beneficially owned shares of Empire as of the record date as acceptable proof of ownership.

Solicitation of Proxies

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting, will be borne by the Company.  Some banks and brokers have customers who beneficially own Common Stock listed of record in the names of nominees.  We intend to request banks and brokers to solicit such customers and will reimburse them for their reasonable out-of-pocket expenses for such solicitations.  If any additional solicitation of the holders of our outstanding shares of Common Stock, Series B Preferred Stock and Series E Preferred Stock is deemed necessary, we (through our directors and officers) anticipates making such solicitation directly.  The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal

Neither Delaware law, our Certificate of Incorporation nor its bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at the Meeting.  Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

Other Business

We are not currently aware of any business to be acted upon at the Meeting other than the matters discussed in this proxy statement.  If other matters do properly come before the Meeting, or at any adjournment or postponement of the Meeting, we intend that shares of our Common Stock, Series B Preferred Stock and Series E Preferred Stock represented by properly submitted proxies will be voted in accordance with the recommendations of our Board of Directors.

PROPOSAL ONE:
ELECTION OF DIRECTORS

The nominees listed below have been nominated by our Board of Directors to serve as Class I directors until the 2013 annual meeting of stockholders (subject to their respective earlier removal, death or resignation) and until their successors are elected and qualified.  Unless such authority is withheld, proxies will be voted for the election of the persons named below, each of whom has been designated as a nominee.  If, for any reason not presently known, any person is not available to serve as a director, another person who may be nominated will be voted for in the discretion of the proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES

Nominee Information

Joseph A. D’Amato.  Joseph A. D’Amato, age 62, has served as our Chief Executive Officer since January 2010 and as our Chief Financial Officer since September 2009.  Prior to his employment with the Company, Mr. D’Amato most recently served as Chief Financial Officer of Mount Airy Casino Resort in Pennsylvania from 2007 to 2009 and as Chief Operating Officer of the Seneca Gaming Corporation in Western New York from 2005 to 2007, and as its Chief Financial Officer from 2002 to 2005.  During his earlier career in the gaming industry, Mr. D’Amato served in various executive capacities with Resorts International, the Trump Entertainment, Park Place and Golden Nugget organizations.  Mr. D’Amato has participated in raising over $2 billion in the public and bank finance markets, and has extensive experience with Sarbanes Oxley and the filing requirements and regulations of the Securities and Exchange Commission (the “SEC”).  He has been a CPA in New Jersey and Pennsylvania and received an MS in Taxation from Widener University in 1985, an MBA (Finance) from LaSalle University in 1978, and a BS in Business Administration from LaSalle University in 1970.  Mr. D’Amato has served as a director since September 2010.

Paul A. deBary.  Paul A. deBary, 63, is a managing director at Marquette deBary Co., Inc., a New York based broker-dealer, where he serves as a financial advisor for state and local government agencies, public and private corporations and non-profit organizations.  Prior to assuming his current position, Mr. deBary was a managing director in the Public Finance Department of Prudential Securities from 1994 to 1997.  Mr. deBary was also a partner in the law firm of Hawkins, Delafield & Wood in New York from 1975 to 1994.  Mr. deBary received an AB in 1968, and an M.B.A. and J.D. in 1971 from Columbia University.  Mr. deBary is a member of the American Bar Association, the New York State Bar Association and the Association of the Bar of the City of New York.  Mr. deBary is also a member of the Board of Managers of Teleoptic Digital Imaging, LLC, and serves as a director of several non-profit organizations, including New Neighborhoods, Inc., AA Alumni Foundation and the Society of Columbia Graduates.  Mr. deBary also serves as Chairman of the Board of Ethics of the Town of Greenwich, Connecticut.  Mr. deBary has served as a director since March 2002.

Class II Directors (term to end 2011)

Au Fook Yew.  Au Fook Yew, age 61, was appointed as a director of the Company in August 2009.  Mr. Au is a director and advisor to a number of companies in Asia, Europe and United States which are involved in resorts, casinos, cruises, marine engineering and investment holding.  In addition, Mr. Au is and has been a director of a number of affiliates of Kien Huat Realty III Limited (“Kien Huat”), our largest stockholder, for about the past 30 years.  After stepping down in 2000 from all companies affiliated with Kien Huat, Mr. Au recently rejoined in May 2009 the Board of Star Cruises Ltd, a Hong Kong publicly listed affiliate of Kien Huat as an independent director.  Mr. Au received an MBA from the Harvard Business School in 1974 and a B.Sc. (Hons.) in Chemical Engineering from the University of Birmingham, UK, in 1972.

Louis R. Cappelli.  Louis R. Cappelli, 58, is the managing member of Convention Hotels, LLC.  Mr. Cappelli has been active in the real estate development and construction business for over 30 years.  Between 1995 and 2000, Mr. Cappelli developed the Stamford Ridgeway Mall, Stamford Greyrock Towers, New Roc City, 1166 Avenue of the Americas, Talleyrand Apartments, The Landing @ Dobbs Ferry, Ridgeview Apartments, 140 Grand Street and 360 Hamilton Avenue.  Between 2001 and 2009, Mr. Cappelli developed, and is currently developing, White Plains City Center, Trump Plaza New Rochelle, The Ritz-Carlton Hotel, The Residences at The Ritz-Carlton, Westchester, and The Lofts at New Roc.  Mr. Cappelli received a Bachelor of Science in Civil Engineering from The University of Notre Dame in 1973 and is a Professional Engineer in the State of New York.  Mr. Cappelli has served as a director since March 2009.

Nancy A. Palumbo.  Nancy A. Palumbo, age 49, serves as president of Green Planet Group, which advises firms on renewable energy strategies.  She previously served as a top-level executive in New York State government for many years.  Ms. Palumbo is a former Director of the New York State Lottery and former senior executive at the New York State Department of Parks and Recreation.  Prior to joining Green Planet, Palumbo served as the General Manager of Walker Digital Lottery.  She has also served as the Senior Vice President for Strategic Marketing and Corporate Communications for the New York Daily News.  As Director of the New York State Lottery from 2004 to 2006, she managed and operated a $6 billion a year business and oversaw the opening of six Video Gaming facilities throughout New York.  Prior to joining the New York State Lottery, she was Executive Deputy Commissioner of the New York State Office of Parks, Recreation and Historic Preservation for nine years and was an innovator of public-private partnerships to expand service in the parks.  She is a graduate of St. Bonaventure University.  Ms. Palumbo has served as a director since June 2009.

Class III Directors (term to end 2012)

Emanuel R. Pearlman.  Emanuel R. Pearlman, age 50, has more than 20 years of experience in investing, finance, operations, and advisory positions with publicly-traded and private companies.  Mr. Pearlman is the founder and Chief Executive Officer of Liberation Investment Group (“Liberation”), a New York-based investment management and financial consulting firm.  Prior to founding Liberation, Mr. Pearlman served as the Executive General Partner of Gemini Partners, L.P. and Gemini Partners II, L.P., private investment partnerships that specialized in strategic block investing and financial consulting, from 1988 to 2002.  From 2000 to 2001, Mr. Pearlman also served as the Chief Operating Officer of Vornado Operating Corporation, a publicly-traded company affiliated with Vornado Realty Trust.  His experience in the gaming industry includes serving as a consultant for Jackpot Enterprises, Inc. and Bally Entertainment Corporation, where he advised the companies on their business and financial activities.  Mr. Pearlman also served as a director of Multimedia Games, Inc., a gaming technology developer and distributor, from 2006 to 2010.  Mr. Pearlman received a Bachelor of Arts degree in Economics from Duke University and a Master of Business Administration degree from the Harvard Graduate School of Business.  Mr. Pearlman has served as a director since May 2010 and as the Chairman of the Board of Directors since September 2010.

James Simon.  James Simon, age 63, has served as a director of the Company since August 2007.   He has served as President and Chief Executive Officer of Strategic Marketing Consultants, Inc., a management and marketing consulting firm that he co-founded in 1994.  The firm's client list includes major telecommunications and financial services companies in the US as well as some of the best known not-for-profit organizations.  Mr. Simon is a former executive of the Direct Response Group, Capital Holding Corp., a financial services conglomerate, and American Airlines where he held senior marketing management positions.   He also was a career US Army officer, and during his last six years as a US Army officer he was one of the architects for the strategy and he led the marketing efforts to reposition the recruiting sales challenges from a draft environment to an all-recruited force.  Mr. Simon has a B.G.S. undergraduate degree from University of Nebraska and an M.S. graduate degree from University of Kansas.

Board Qualifications

 We believe that the collective skills, experiences and qualifications of our directors provide our Board of Directors with the expertise and experience necessary to advance the interests of our stockholders.  While the Corporate Governance and Nominations Committee of our Board of Directors does not have any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board of Directors.  In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards.  They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Each of Messrs. D’Amato, Au and Pearlman has extensive experience in the gaming industry.  Mr. D’Amato has over 35 years of financial management, senior accounting and gaming operations experience.  Mr. Au’s experience as a director of and advisor to resort and casino companies and Mr. Pearlman’s experience  as a consultant for and director of companies in the gaming industry enables each to provide guidance with respect to our gaming operations.

Mr. Cappelli has extensive experience in real estate development, which provides him with insight regarding our efforts to develop a resort and casino.

 Mr. deBary’s years of experience as a financial advisor through his positions as a managing director or partner of financial services firms since 1975 and his post-graduate education provide him with financial and accounting expertise.  Mr. deBary qualifies as an audit committee financial expert under the SEC’s guidelines.

 Through her experience as a top-level executive in New York State government for many years, Ms. Palumbo has a comprehensive understanding of the extensive laws, regulations and ordinances applicable to our gaming business.

Mr. Simon brings marketing and business leadership skills to the Board of Directors from his experience as an executive officer of management and marketing consulting firms.

Board Leadership Structure

Emanuel Pearlman has served as non-executive Chairman of the Board of Directors since September 8, 2010.  Mr. Pearlman was elected as non-executive Chairman of the Board of Directors following the resignation of G. Michael Brown.  Mr. D’Amato has served as our Chief Executive Officer since January 2010.  This arrangement has allowed our Chairman to lead the Board of Directors, while our Chief Executive Officer has focused primarily on managing the daily operations of the Company.  The separation of duties provides strong leadership for the Board of Directors while allowing the Chief Executive Officer to be the leader of the Company, focusing on its customers, employees, and operations.  Pursuant to that certain Investment Agreement, dated August 19, 2009, by and between the Company and Kien Huat (the “Investment Agreement”), Kien Huat is entitled to designate three directors and to nominate one of its director designees to serve as the Chairman, subject to the satisfaction of all legal and governance requirements regarding service as a director and to the reasonable approval of the Corporate Governance and Nominating Committee of the Board of Directors, for so long as Kien Huat maintains certain ownership thresholds.  Each of Messrs. D’Amato, Au and Pearlman were designated as directors by Kien Huat pursuant to this right.  In addition, for so long as Kien Huat owns capital stock with at least 30% of the voting power of our outstanding capital stock at such time, certain decisions made by the Board of Directors relating to fundamental transactions involving us and our subsidiaries and certain other matters require the approval of the directors designated by Kien Huat.  We believe that this arrangement is an appropriate reflection of the Company’s underlying ownership structure.  In addition, James Simon, who the Board of Directors has determined to be independent, serves as our Lead Director and through the Audit, Compensation and Corporate Governance and Nominations Committees, our independent directors who are members thereof provide strong independent leadership for each of those committees.

The Board’s Role in Risk Oversight

The Board of Directors is actively involved in overseeing our risk management processes.  The Board of Directors focuses on our general risk management strategy and ensures that appropriate risk mitigation strategies are implemented by management.  Further, operational and strategic presentations by management to the Board of Directors include consideration of the challenges and risks of our businesses, and the Board of Directors and management actively engage in discussion on these topics.  In addition, each of the Board of Directors’ committees considers risk within its area of responsibility.  For example, the Audit Committee provides oversight to legal and compliance matters and assesses the adequacy of our risk-related internal controls.  The Compensation Committee considers risk and structures our executive compensation programs to provide incentives to appropriately reward executives for growth without undue risk taking.

Director Independence

The Board of Directors evaluates the independence of each nominee for election as a director of our Company in accordance with the Listing Rules of the NASDAQ Stock Market LLC (“Nasdaq”).  Pursuant to these rules, a majority of our Board of Directors must be “independent directors” within the meaning of the Nasdaq listing standards, and all directors who sit on our Corporate Governance and Nominations Committee, Audit Committee and Compensation Committee must also be independent directors.

The Nasdaq definition of “independence” includes a series of objective tests, such as the director is not, and was not during the last three years, an employee of the Company and has not received certain payments from, or engaged in various types of business dealings with, the Company.  In addition, as further required by the Nasdaq Listing Rules, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with such individual’s exercise of independent judgment in carrying out his or her responsibilities as a director.  In making these determinations, the Board of Directors reviewed and discussed information provided by the directors with regard to each director’s business and personal activities as they may relate to Company and its management.

 As a result, the Board of Directors has affirmatively determined that none of our directors has a material relationship with the Company other than (a) Au Fook Yew, who the Board of Directors determined is not independent by virtue of compensation paid to him pursuant to a consulting agreement, dated as of August 19, 2009, which was terminated by Mr. Au on June 21, 2010; (b) Louis R. Cappelli, who the Board of Directors determined is not independent by virtue of his position as the managing member of Convention Hotels, LLC, which is the general partner of Concord Associates, L.P. (“Concord”); and (c) Joseph D’Amato, who serves as our Chief Executive Officer and Chief Financial Officer.  The Board of Directors has also affirmatively determined that all members of our Audit Committee, Compensation Committee and Corporate Governance and Nominations Committee are independent directors.

Committees and Meetings of the Board of Directors

The Board of Directors met on 34 occasions and took action by written consent on two occasions during the fiscal year ended December 31, 2009.  During the time served as a director during 2009, each of the directors attended at least 75% of the meetings held by the Board of Directors, other than Mr. Au.  There are four permanent committees of the Board of Directors: the Audit Committee, the Compensation Committee, the Regulatory Committee and the Corporate Governance and Nominations Committee.

Our last annual meeting of stockholders was held on June 16, 2009, and all of the then members of the Board of Directors attended that meeting.  All members of Board of Directors are expected to attend each annual meeting of stockholders.

Audit Committee

We have a separately-designated standing Audit Committee as defined in Section 3(a)(58)(A) of the Exchange Act.  In addition, our Board of Directors adopted a written charter for the Audit Committee, a copy of which is included as Appendix A hereto, and which is available, free of charge, from the Company by writing to Investor Relations at Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York, 12701 or calling (845) 807-0001.

The members of the Audit Committee are Paul A. deBary, Nancy A. Palumbo, James Simon and Emanuel Pearlman.  Mr. deBary serves as chairperson of the Audit Committee.  Each member of the audit committee is independent, within the meaning of the Nasdaq listing standards.  In addition, each audit committee member satisfies the audit committee independence standards under the Exchange Act.  Our Board of Directors believes that Mr. deBary is an audit committee financial expert for purposes of Item 407(d)(5) of Regulation S-K promulgated under the Exchange Act.

The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee our financial reporting activities.  The Audit Committee is responsible for reviewing with both our independent registered public accounting firm and management, our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls and staff.  The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T.  Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.  Based upon such review and discussion, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

The Audit Committee met on 13 occasions during the fiscal year ended December 31, 2009.  Each of the members of the Audit Committee attended at least 75% of the meetings held by the Audit Committee during the time such directors served as a member of the committee.

Audit Committee:

Paul A. deBary
Nancy A. Palumbo
James Simon
Emanuel Pearlman

Corporate Governance and Nominations Committee

The Corporate Governance and Nominations Committee recommends appropriate governance practices, recommends criteria for service as a director and reviews candidates to serve as directors.  The Corporate Governance and Nominations Committee has adopted a written charter, a copy of which is included as Appendix B hereto.  The members of the Corporate Governance and Nominations Committee are James Simon, Emanuel Pearlman and Nancy Palumbo.  Mr. Simon serves as chairperson of the Corporate Governance and Nominations Committee.  Each of Messrs. Simon and Pearlman and Ms. Palumbo is independent from the Company, as independence is defined in Rule 5605(a)(2) of the Nasdaq listing standards.

The Corporate Governance and Nominations Committee develops, recommends and oversees implementation of corporate governance principles for the Company.  In addition, it considers recommendations for director nominees from a wide variety of sources, including members of our Board of Directors, business contacts, community leaders, third-party advisory services and members of management.  The corporate governance and nominations also considers stockholder recommendations for director nominees that are properly received in accordance with applicable rules and regulations of the SEC.

The Board of Directors believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment.  The Board of Directors also believes that its directors should ideally reflect a mix of experience and other qualifications.  There is no firm requirement of minimum qualifications or skills that candidates must possess.  The Corporate Governance and Nominations Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance.  While neither the Board of Directors nor the Corporate Governance and Nominations Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board of Directors, it is our goal to have a balanced Board of Directors, with members whose skills, background and experience are complimentary and, together, cover the variety of areas that impact our business.

Stockholders wishing to nominate a candidate for director at the annual stockholders meeting must give written notice to Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York, 12701, Attention: Investor Relations either by personal delivery or by United States mail, postage prepaid.  The stockholder’s notice must be received by us not less than 120 or more than 180 days prior to the first anniversary (the “Anniversary”) of the date on which we first mailed our proxy materials for the preceding year’s annual meeting of stockholders.  However, if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the Anniversary of the preceding year’s annual meeting, then notice by the stockholder to be timely must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.  To be in proper form, a stockholder’s notice to the Secretary shall be in writing and shall set forth (i) the name and address of the stockholder who intends to make the nomination(s) and of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the Company, that the stockholder intends to vote such stock at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the stockholder and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A of the Exchange Act, had the nominee been nominated, or intended to be nominated, by the Board of Directors, (v) the class and number of shares of capital stock that are owned of record and beneficially owned by the stockholder and (vi) the written consent of each nominee to serve as a director of the Company if so elected.

The Corporate Governance and Nominations Committee initially evaluates a prospective nominee on the basis of his or her resume and other background information that has been made available to the committee.  A member of the Corporate Governance and Nominations Committee will contact for further review those candidates who the committee believes are qualified, who may fulfill a specific board need and who would otherwise best make a contribution to the Board of Directors.  If, after further discussions with the candidate, and other further review and consideration as necessary, the Corporate Governance and Nominations Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board of Directors.

The Corporate Governance and Nominations Committee met on 15 occasions during the fiscal year ended December 31, 2009.  Each of the members of the Corporate Governance and Nominations Committee attended at least 75% of the meetings held by the Corporate Governance and Nominations Committee during the time each director served as a member of the committee.

Each of the nominees up for election at the Meeting was recommended to the Board of Directors by the Corporate Governance and Nominations Committee.

Compensation Committee

The Compensation Committee, which is comprised of Nancy Palumbo, James Simon and Emanuel Pearlman, is responsible for establishing and reviewing the appropriate compensation of our directors and officers, for reviewing employee compensation plans and for considering and making grants and awards under, and administering, our equity incentive plans.  Ms. Palumbo serves as chairperson of the Compensation Committee.  The Compensation Committee has adopted a written charter, a copy of which is included as Appendix C hereto.  The Compensation Committee met on 31 occasions and acted by unanimous written consent on one occasion during fiscal 2009.  Each of the members of the Compensation Committee attended at least 75% of the meetings held by the Compensation Committee during the time such director served as a member of the committee.

Compensation Consultant

In 2008, the Compensation Committee engaged Denver Management Associates, Inc. (“DMA”) as an executive compensation consultant.  DMA was engaged to provide the Compensation Committee with market data and independent recommendations regarding the design of individual executive compensation elements and the total executive compensation program relative to the Company’s objectives, market practices and other factors.  The Compensation Committee also requested that DMA review and provide advice with respect to the Compensation Discussion and Analysis section of our 2008 annual meeting proxy statement.  In 2009, the Compensation Committee engaged Hewitt Associates LLC (“Hewitt”) as a director compensation consultant.  Hewitt was engaged to provide an independent perspective and assessment of the design and level of our director compensation relative to the Company’s objectives, market practices and other factors.  As of the date hereof, no compensation consultants are engaged by the Compensation Committee.

Code of Ethics

We adopted a code of ethics that is available on our internet website (www.empireresorts.com) and will be provided in print without charge to any stockholder who submits a request in writing to Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York, 12701, Attention: Investor Relations.  The code of ethics applies to each director and officer, including the Chief Financial Officer and Chief Executive Officer, and all of our other employees and our subsidiaries.  The code of ethics provides that any waiver thereof may be made only by the Board of Directors or, in cases not involving an executive officer or member of the Board of Directors, by the Company’s Chief Compliance Officer.

Procedures for Contacting Directors

The Board of Directors has established a process for stockholders to send communications to the Board of Directors.  Stockholders may communicate with the Board of Directors generally or a specific director at any time by writing to: Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York, 12701, Attention: Investor Relations.  We review all messages received, and forwards any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board of Directors.  Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board of Directors generally, to the chairperson of the Corporate Governance and Nominations Committee.  Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board of Directors.

Executive Officers

The executive officers of the Company are:

Name	Age	Position
Joseph A. D’Amato	62	Chief Executive Officer and Chief Financial Officer

Clifford A. Ehrlich	50	President and General Manager of Monticello Raceway Management, Inc.

Charles Degliomini	52	Executive Vice President

Nanette L. Horner	46	Chief Compliance Officer

Clifford A. Ehrlich.  Clifford A. Ehrlich, age 50, has been an employee of the Company since 1995.  In April 2009, he was promoted to President and General Manager of our subsidiary, Monticello Raceway Management, Inc. (“MRMI”).  Prior to his promotion, he most recently served as Executive Vice President and General Manager of MRMI since February 2008.  From 1994 through February 2008, he served as Senior Vice President of MRMI.  From 1981 to 1994, Mr. Ehrlich served as Vice President and an owner of the Pines Resort Hotel & Conference Center in the Catskills.  Mr. Ehrlich has also held the position of executive committee member of the Sullivan County Tourism Advisory Board and served as President of the Catskill Resort Association.  Mr. Ehrlich received a bachelor's degree in business administration with an emphasis in management and marketing from the University of Colorado Business School in 1981.

Charles Degliomini.  Charles Degliomini, 52, has been an employee or consultant of the Company since 2004.  In February 2008, he was promoted to Executive Vice President of Governmental Relations and Corporate Communications.  Previously, he was Senior Vice President of Sales and Marketing of eLottery, Inc., the first firm to advance the technology to facilitate the sales and marketing of governmental lottery tickets on the Internet.  Before taking the position at eLottery, Mr. Degliomini was President and founder of Atlantic Communications, a New York-based corporate and government affairs management company.  Mr. Degliomini served in the General Services Administration as Chief of Staff to the Regional Administrator from 1985 to 1998, and was the New York State Communications Director for Reagan-Bush in 1984.  Mr. Degliomini has a B.A. in political science from Queens College and is an M.A. candidate at the New York University School of Public Administration.

Nanette L. Horner.  Nanette L. Horner, 46, was appointed to serve as the Company’s Chief Compliance Officer on August 25, 2010 and has served as the Company’s Corporate Vice President of Legal Affairs since July 1, 2010.  Ms. Horner has been involved in the gaming industry, as an attorney, since 1996.  Prior to her employment with the Company, Ms. Horner worked in the Office of Chief Counsel assigned to the Bureau of Licensing of the Pennsylvania Gaming Control Board since July 2005.  In September 2006, Ms. Horner was named the Board’s first Director of the Office of Compulsive and Problem Gambling.  She is a member of the Standards, Policies and Regulations Interest Group for the National Council on Problem Gambling, and American Mensa.  Ms. Horner is on the advisory board to the National Center for Responsible Gaming’s Annual Conference on Gambling and Addiction.  In 2008, Ms. Horner was elected to the Board of Directors of the International Masters of Gaming Law (“IMGL”) as a representative of the Regulators Affiliate Member classification and is a member of IMGL’s Responsible Gaming Committee.  Ms. Horner is an adjunct professor of law at Rutger’s University School of Law-Camden where she teaches Casino Law.

Executive Compensation

Compensation Discussion and Analysis

Objectives of Our Compensation Program

Our compensation programs are intended to encourage executives and other key personnel to create sustainable growth in value for our stockholders.  In particular, the objectives of our programs are to:

•	attract, retain, and motivate superior talent;

•	ensure that compensation is commensurate with our performance and stockholder returns;

•	provide performance awards for the achievement of strategic objectives that are critical to our long term growth; and

•	ensure that our executive officers and key personnel have financial incentives to achieve sustainable growth in stockholder value.

Business Strategy

Our 2010 business strategy for building sustainable growth in stockholder value remains similar to the strategy we have employed for the past few years.  Key components of the strategy are as follows:

•	Improve our operating efficiencies to the point where we are once again profitable;

•	Enter into strategic joint ventures which help drive our growth;

•	Secure a Class III gaming license for a facility to be part of our existing New York operation; and

•	Take advantage of opportunities that can help us grow.

Elements of Our Executive Compensation Structure

Our compensation structure consists of two tiers of remuneration.  The first tier consists of base pay, and retirement, health, and welfare benefits.  The second tier consists of both short and long term incentive compensation.

Base pay and benefits are designed to be sufficiently competitive to attract and retain world class executives.

Our short term incentive plan provides for cash bonuses to be paid to executives based on individual and corporate performance.

Commencing in 2008, the Compensation Committee of our Board of Directors (the “Compensation Committee”) began to implement preset goals, and amounts of short term incentive which will be paid for achieving those goals.  Efforts to establish such goals and incentives are continuing.

Other than one limited exception in 2007, considering corporate performance no bonuses were paid to our executive officers with respect to the 2007, 2008 or 2009 fiscal years.

Our long term incentive plan provides for awards of stock options, restricted stock, and other equity based incentives.  These are designed to reward executives for the achievement of longer term objectives which result in an increase in share value.

Reasons for the Current Incentive Plan Structure

In 2010, we will continue to focus on our racing and video gaming businesses and we will continue to pursue property expansion and other development opportunities.  In addition, we will continue to pursue a Class III gaming license.  If successfully pursued, this strategy will eventually result in the creation of additional and sustainable share value.

Our short term incentive plan will reward executives for the achievement of milestones which are critical to our business strategy, coupled with cost cutting and other ways of improving our operating efficiency.  Bonuses will only be paid to the extent objectives are achieved and our operating performance so warrants.

Awards outstanding under the long term incentive plan currently consist of stock options, as well as restricted stock.  In future years, we may also make grants of other equity based awards.  The long term incentive plan is designed to reward executives for increasing long term share value.  This will be accomplished by the successful execution of our business objectives, coupled with the consistent achievement of profitability goals.  The long term incentive plan will keep executives focused on both revenue and profit growth, and it can potentially be a very significant source of compensation for executive officers in the long term.

How We Determine to Pay What We Pay

Our cash compensation policy is based on:

•	our philosophy of providing significant pay at risk;

•	internal equity; and

•	individual and corporate performance.

In setting base pay, the Compensation Committee pays at a level which is necessary to attract and retain the level of talent it needs.  Compensation for Joseph A. D'Amato, our chief executive officer (“CEO”) and chief financial officer (“CFO”) has been established pursuant to Mr. D’Amato’s amended and restated employment agreement with the Company, dated as of December 24, 2009.  Mr. D’Amato’s base salary pursuant to his employment contract is $350,000 per year during the three year term thereof, unless increased by the Board of Directors in its sole discretion.  Prior to December 24, 2009, Mr. D’Amato served solely as our CFO and received a base salary of $250,000 per year, unless increased by the Board of Directors in its sole discretion, pursuant to his then effective employment agreement with the Company, dated as of September 14, 2009.

Compensation for Joseph E. Bernstein, who served as our CEO from June 1, 2009 until December 31, 2009, was set in Mr. Bernstein’s employment agreement with the Company, dated as of June 1, 2009.  Mr. Bernstein’s annual salary pursuant to his employment agreement was $500,000 per year.

Compensation for Eric Reehl, who served as our Chief Restructuring Officer, and interim CFO prior to the employment of Mr. D’Amato, was established pursuant to a letter agreement with the Company, dated as of April 8, 2009, which was superseded by that certain agreement between the Company and Nima Asset Management LLC (“Nima”), which was terminated on November 7, 2009.  Pursuant to Mr. Reehl’s agreements with the Company, Mr. Reehl or Nima, as applicable, was entitled to receive a retainer of $20,000 per month.

Since June 2009, compensation for both Clifford A. Ehrlich, President and General Manager of MRMI, our wholly-owned subsidiary, and Charles Degliomini, our Executive Vice President, has been established pursuant to their respective employment agreements with the Company, dated as of June 29, 2009.  Messrs. Ehrlich’s and Degliomini’s base salaries under their respective employment agreements are $225,000 per year for the first year of the term of the agreement, $243,500 for the second year of the term of the agreement and $250,000 for the third year of the term of the agreement, unless increased by the Board of Directors in its sole discretion.  Prior to entering into written employment agreements with the Company in June 2009, Mr. Ehrlich’s compensation was established by the Compensation Committee, in its discretion, based upon its general compensation policies outlined above and all compensation paid to Mr. Degliomini prior to such date represents payments made to Mr. Degliomini pursuant to a consulting agreement.

Compensation for David P. Hanlon, our former President and CEO, whose employment with the Company terminated on April 13, 2009, and Ronald J. Radcliffe, our former CFO, whose employment with the Company terminated on June 30, 2009, was first set in their three year employment contracts, entered into on May 23, 2005.  Messrs. Hanlon’s and Radcliffe’s employment contracts stated that the Compensation Committee was to review their respective base pay annually, and make upward adjustments, as it deemed appropriate.  Mr. Hanlon’s salary was set at $500,000, and it stayed at that level for the duration of his employment term.  Mr. Radcliffe’s salary was set at $275,000 in his employment contract.  In 2007, the Compensation Committee exercised its discretion and raised Mr. Radcliffe’s base pay from $275,000 to $310,000, at which level it remained for the remainder of his employment term.  These employment agreements expired by their terms on June 23, 2008.  Between June 2008 and April 2009, Messrs. Hanlon and Radcliffe continued to receive base salaries of $500,000 and $310,000, respectively, on a month-to-month basis.  On April 13, 2009, we entered into a separation agreement with Mr. Hanlon pursuant to which Mr. Hanlon’s employment with the Company terminated as of April 13, 2009.  On April 14, 2009, Mr. Radcliffe tendered his resignation, effective June 30, 2009, and we entered into a separation agreement with Mr. Radcliffe with respect to his resignation.

Exceptional individual and corporate performance is rewarded via the annual bonus program, and is not reflected in base pay.  The Compensation Committee pays close attention to internal equity when it sets pay.  In particular, it takes into account the relative value of its individual executive officer jobs, as well as the value of the jobs immediately below the executive officer level.  Periodically, the Compensation Committee references base pay practices at public companies of a similar size, to help ensure base pay remains broadly within a competitive range.

Our executive officers are entitled to receive the bonuses specified under the terms of their respective employment agreements.  In recent years, material cash bonuses have not been paid to our executive officers because corporate performance has not warranted it.  The determination of whether a bonus is to be paid, as well as the amount, has been left to the discretion of the Compensation Committee.  In the future, the Compensation Committee intends to set annual cash bonus opportunity by (1) setting predetermined goals connected to our business strategy, and (2) specifying the amount of bonus which will be paid if we achieve some or all of those goals.  In setting the annual cash bonus opportunity, the Compensation Committee will abide by the philosophy that cash bonuses might be substantial if individual and corporate performance reaches predetermined levels.

Overall, our cash compensation practices reflect our long held philosophy that annual cash compensation should consist of (1) base pay at the level to attract and retain the caliber of talent we need and (2) bonus compensation which is entirely performance based.

Our Compensation Committee takes into account several factors in determining the level of long term incentive opportunity to grant to our executive officers.  In 2009, the Compensation Committee took the following factors into account:

•	Individual executive performance;

•	Equity compensation grants which have been granted previously;

•	The effect of equity compensation grants on fully diluted earnings per share;

•	Each executive officer’s portion of the total number of options being granted to employees in fiscal 2009; and

•	The level of grants necessary to keep our executive officers focused and motivated in the coming year.

In considering the level of option grants required to keep our executive officers focused and motivated, the Compensation Committee periodically makes reference to equity compensation practices at similar sized public companies.  However, no effort is made to make grants at a particular percentile of the market range.

In 2008, the Compensation Committee engaged Denver Management Associates, Inc., or “DMA,” to provide the Compensation Committee with market data and independent recommendations regarding the design of individual executive compensation elements and the total executive compensation program relative to the Company’s objectives, market practices and other factors.  In 2009, the Compensation Committee engaged Hewitt Associates LLC, or “Hewitt,” to provide an independent perspective and assessment of the design and level of our director compensation relative to the Company’s objectives, market practices and other factors.  As of the date hereof, no compensation consultant is engaged by the Compensation Committee.

Policy for Allocating Between Long Term and Current Compensation

Our policy for allocating between long term and current compensation for our executive officers is as follows:

•
We expect that in the long run the bulk of total compensation paid to executive officers will come from stock options and other equity based long term incentives.  Executive officers would only enjoy rewards to the extent they create commensurate value for stockholders.  This would be in keeping with our philosophy of utilizing executive compensation to create sustained increases in value for our stockholders.

•
We recognize that to create sustainable increases in share value, increases in growth and profitability are necessary.  Accordingly, it is our intention to provide competitive cash bonus opportunities.  However, annual bonuses will only be paid to the extent short term objectives are achieved or exceeded.

•	Finally, we recognize that in order to attract and retain the kind of talent necessary to build share value, we must pay competitive base salary and benefits.

Benchmarking of Compensation

Our compensation philosophy does not include an effort to pay executive officers at a particular percentile of the market range.  Accordingly, we did not select a group of peer companies with an eye toward using their executive officer pay as a benchmark against which to set our compensation.  As stated above, we take several factors into account in determining base pay, short term incentive opportunity, and long term incentive opportunity, including individual and corporate performance, changes in position responsibility, and internal equity.

Nevertheless, we understand that there are several companies which are competitors for executive officer talent, and we view it as useful to examine their pay practices from time to time.  In the course of determining cash compensation for our executive officers in 2009, we looked at publicly traded gaming companies.  For purposes of determining long term incentive grants, we looked at practices in a wide variety of companies, both in and outside of the industry.  For the limited purpose of the analysis set forth below, the compensation paid to the executive officers of these positions is referred to as “market”.

Based on our review of the data, it appeared that all of our executive officers, other than our former CEOs, were at, or slightly below, the midpoint of the market range, when base salary, bonus opportunity, and long term incentives were taken into account.

Long Term Incentive Opportunity – Basis for Reward and Downside Risk

To date, the Compensation Committee has awarded stock options and restricted stock under our 2005 Equity Incentive Plan.  The Compensation Committee may consider using other equity based incentives in the future.  Options bear a relationship to the achievement of our long term goals in that they increase in value as our stock increases in value.

Our executive officers are exposed to downside risk through the shares of Common Stock they own outright and/or through the options they hold.  Declines in the stock price will result in the shares they hold outright becoming less valuable, and the options becoming less valuable, or worthless.

The Compensation Committee carefully evaluates the cost of options and restricted stock it grants to its executive officers, in terms of their impact on fully diluted earnings per share.  The Compensation Committee will continue to evaluate the cost of options and other forms of equity compensation against the benefit those vehicles are likely to yield in building sustainable growth in stockholder value.

Equity Grants and Market Timing

We do not grant options in coordination with the release of material, non-public information, and we do not intend to adopt such a practice in the future.  During 2009, annual awards of stock options to our executive officers and key employees were usually made at regularly scheduled Compensation Committee meetings.  Exceptions would include grants made to new hires, grants made as a result of promotions, and other extraordinary circumstances.

We have properly accounted for all of our option grants.  When we award options and set the exercise price, the exercise price is based on the fair market value of our stock on the grant date.  Our Second Amended and Restated 2005 Equity Incentive Plan (the “2005 Equity Incentive Plan”) defines “fair market value” as the closing price of publicly traded shares of stock on the principal securities exchange on which shares of stock are listed, or on the Nasdaq Stock Market (if shares are regularly quoted on the Nasdaq Stock Market), or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company or as determined by the Compensation Committee in a manner consistent with the provisions of United States Internal Revenue Code of 1986, as amended (the “Code”).  During the period from April 15, 2009 to June 8, 2009 we granted approximately 3.2 million options to directors and officers at exercise prices that varied from $1.11 to $1.78 (exercise price was determined by using the closing stock price on the day of grant), but the grants were subject to stockholder approval of an amendment to increase the number of our shares in the 2005 Equity Incentive Plan.  Stockholders’ approval was obtained on June 16, 2009 on which date the stock price was $1.57.  On September 11, 2009, we granted 750,000 options to a director at an exercise price of $3.38 (exercise price was determined by using the closing stock price on the day of grant), but the grant was subject to stockholder approval, which was obtained on November 10, 2009 on which date the stock price was $3.11.

Specific Forms of Compensation and the Role of Committee Discretion

In the past, the Compensation Committee has retained the discretion to review executive officer base pay, and to make increases based on executive performance and market norms.  The Compensation Committee has also recommended increases when executives have been promoted, or their responsibilities have otherwise been expanded.  In addition, the Compensation Committee has retained the discretion to make long term incentive grants based on several factors detailed in this Compensation Discussion and Analysis.  The Compensation Committee intends to retain the discretion to make decisions about executive officer base compensation and certain levels of stock option grants and restricted stock grants without predetermined performance goals or metrics.

The Compensation Committee retains its right to make future grants of options, restricted stock, or other equity compensation based on Company and individual performance.  At this time, it has not been determined whether it would exercise discretion to increase or reduce the size of an award or payout if the performance goals are met, or pay all or any portion of an award or payout despite the performance goals not being met.

In the past, the Compensation Committee has retained the discretion to pay individual bonuses to the CEO and Named Executive Officers, based on corporate and individual performance.  The determination of whether a bonus was paid, as well as the amount, was left to the discretion of the Compensation Committee.  No bonuses were paid to the CEO, CFO or to other Named Executive Officers with respect to the 2009, 2008 or 2007 fiscal years with the exception of a bonus paid to one Named Executive Officer in January 2007.  In the future, the Compensation Committee intends to set predetermined goals, as well as predetermined bonus amounts for achieving such goals.  These goals will be set as early as possible in the fiscal year for which the bonus is to be paid.

How Individual Forms of Compensation are Structured and Implemented to Reflect the Named Executive Officers’ Individual Performance and Contribution.

We are engaged in a concerted strategic effort to increase revenue, profit, and operating efficiency.  Our CEOs and the Named Executive Officers have worked as a team to accomplish these goals.  Their base pay, annual bonus opportunity, and respective long term incentive opportunity reflect their individual contribution to the Company and market practices.

In April 2009, Joseph Bernstein, our then current CEO, received an option to purchase 250,000 shares which vested upon stockholder approval, which was received on June 16, 2009, and each of Charles Degliomini and Clifford Ehrlich, two of our Named Executive Officers, each received options to purchase 300,000 shares which vest over a two year period.  In June 2009, Mr. Bernstein received an option to purchase an additional 500,000 shares which vest over a three year period.  In April 2009 and June 2009, Mr. Bernstein also received options to purchase 250,000 shares and 1,000,000 shares, respectively, which were to vest upon the occurrence of a Debt Restructuring (as defined in Mr. Bernstein’s employment agreement).  In September 2009, Joseph D’Amato, who at the time served as our CFO, received an option to purchase 300,000 shares which vest over a three year period.  These grants were made pursuant to our 2005 Equity Incentive Plan, as amended.  The amount of each individual grant reflects the Compensation Committee’s assessment of each individual’s contribution.

Policies and Decisions Regarding Adjustment or Recovery of Awards or Payments if Relevant Performance Measures are Restated or Adjusted

We have not previously needed to adjust or recover awards or payments because relevant performance measures were restated or adjusted.  If this occurred, we expect that we would take steps legally permissible to adjust or recover awards or payments in the event relevant performance measures upon which they were based were restated or otherwise adjusted in a manner that would reduce the size of an award or payment.

Factors Considered in Decisions to Increase or Decrease Compensation Materially

During the tenure of the current Compensation Committee, we have not previously materially increased or decreased compensation.  We expect that the primary factor we would consider in such a case is a clear, sustained market trend.

Impact that Amounts Received or Realizable From Previously Earned Compensation Have on Other Compensation

We maintain no compensation plan programs where gains from prior compensation would directly influence amounts currently earned.  The only factor where gains from prior awards are considered is where the Compensation Committee determines the appropriate size of long term incentive grants.

Impact of Accounting and Tax Treatment on Various Forms of Compensation

We take the impact of accounting and tax treatment on each particular form of compensation into account.  Our incentive payments are designed so that they are deductible under Section 162(m) of the Code.  We closely monitor the accounting treatment of our equity compensation plans, and in making future grants, we expect to take the accounting treatment into account.

Ownership Requirements and Policies Regarding Hedging Risk in Company’s Equity Securities

Since a significant ownership stake in the Company by our directors and executive officers leads to a stronger alignment of interests with stockholders, the Board of Directors has encouraged stock ownership by non-employee directors and executive officers.  However, there are currently no share ownership guidelines in place.

Our executive officers are not allowed to make a short sale of stock, which we define as any transaction whereby one may benefit from a decline in our stock price.

The Role of Executive Officers in Determining Compensation

All of our executive officers’ compensation is determined pursuant to the terms of their respective employment agreements with the Company.  As such and as a result of our fiscal performance, neither the CEO nor any Named Executive Officer played any role in determining executive officer compensation in 2009.  The CEO will provide his recommendations to the Compensation Committee for the compensation of any newly hired executive officers.

Compensation Policies and Practices and Risk Management

The Compensation Committee has reviewed the design and operation of our compensation policies and practices for all employees, including executives, as they relate to risk management practices and risk−taking incentives.  The Compensation Committee believes that our compensation policies and practices do not encourage unnecessary or excessive risk taking and that any risks arising from our compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Summary Compensation Table

The following table sets forth all information concerning the compensation received, for the fiscal years ended December 31, 2009, 2008 and 2007, for services rendered to us by persons who served as our CEO or our CFO during 2009, each of our three other most highly compensated executive officers who were serving as executive officers at the end of 2009 and one other former executive officer who would have been one of our three most highly compensated executive officers but for the fact that such individual was not serving as an executive officer at the end of 2009, whom we refer to herein collectively as our “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	Option Awards ($) (1)	All Other Compensation ($) (2)		Total ($)

Joseph E. Bernstein (3) Chief Executive Officer	2009	278,846	-	-	925,000	-		1,203,846

David P. Hanlon (4) Chief Executive Officer	2009	155,769	-	-	563,878	205,000	(11)	924,647
	2008	500,000	-	-	-	30,875	(12)	530,875
	2007	500,000	-	109,411	389,762	9,000		1,008,173

Clifford A. Ehrlich (5) President and Gen. Mgr. – MRMI	2009	269,615	-	-	257,427	1,938		528,980
	2008	178,077	-	-	49,854	7,123		235,054

Ronald J. Radcliffe (6) Chief Financial Officer	2009	163,346	-	-	210,478	54,767	(13)	428,591
	2008	310,000	-	-	169,902	9,200		489,102
	2007	295,596	-	-	324,766	9,000		629,362

Eric Reehl (7) Chief Financial Officer and Chief Restructuring Officer	2009	-	-	-	-	124,010		124,010

Joseph A. D’Amato (8) Chief Financial Officer	2009	67,308	-	-	121,965	10,000		199,273

Hilda Manuel (9) Sr. VP for Native American Affairs	2009	65,077	-	-	82,043	101,250	(14)	248,370
	2008	180,000	-	-	69,333	5,200		254,533
	2007	180,000	10,000	-	146,272	5,400		341,672

Charles Degliomini (10) Executive Vice President	2009	142,769	-	-	278,756	78,625		500,150
	2008	220,000	-	-	174,274	-		394,274

(1)
The amounts in this column reflect the total grant date fair value computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 (formerly Statement of Financial Accounting Standards (“SFAS”) No. 123(R)) for restricted stock and options to purchase shares of Common Stock granted under our 2005 Equity Incentive Plan in connection with the hiring and continued employment of the Named Executive Officers.  The amounts in the table also assume the highest level of performance for the options and restricted stock that are subject to performance vesting conditions.  For a full discussion of the assumptions and methodology employed in determining the grant date fair value attributable to stock options and restricted stock granted during 2009, 2008 and 2007, please refer to Notes B and I to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

(2)
Unless otherwise noted, these amounts reflect our matching contributions associated with amounts contributed by the individuals to our 401(k) benefit plan, severance payments, consulting fees and relocation allowance.  See Note L to our consolidated financial statements contained in our Form 10-K for the fiscal year ended December 31, 2009 for more information on the 401(k) plan.

(3)
On December 31, 2009, the term of our employment agreement, dated June 1, 2009, with Joseph E. Bernstein expired in accordance with its terms.  As a result of the expiration of his employment agreement, Mr. Bernstein ceased to serve as our CEO.

(4)	On April 13, 2009, Mr. Hanlon entered into a separation agreement with the Company pursuant to which Mr. Hanlon’s employment with the Company terminated as of April 13, 2009.
(5)
On June 29, 2009, Mr. Ehrlich entered into an employment agreement with the Company pursuant to which he agreed to continue to serve as the President and General Manager of MRMI.  There was no written employment agreement between the Company and Mr. Ehrlich prior to the effective date of his June 29, 2009 contract.

(6)	On April 14, 2009, Mr. Radcliffe tendered his resignation, effective June 30, 2009. Mr. Radcliffe and the Company entered into a separation agreement with respect to Mr. Radcliffe’s resignation.
(7)
All compensation received by Mr. Reehl was paid pursuant to that certain letter agreement entered into between Mr. Reehl and the Company, dated as of April 8, 2009, which was superseded by that certain agreement between the Company and Nima, effective as of April 13, 2009, which was terminated on November 7, 2009.

(8)
On September 14, 2009.  Mr. D’Amato entered into an employment agreement with the Company to serve as our CFO, which was superseded by an amended and restated employment agreement, dated as of December 24, 2009, pursuant to which Mr. D’Amato agreed to serve as our CEO and CFO, effective January 1, 2010.  In 2009, Mr. D’Amato received $10,000 for relocation allowance.

(9)	On April 30, 2009 Ms. Manuel entered into a separation agreement with the Company pursuant to which Ms. Manuel’s employment with the Company terminated as of April 30, 2009.
(10)
On June 29, 2009, Mr. Degliomini entered into an employment agreement with the Company pursuant to which he agreed to continue to serve as our Executive Vice President.  There was no written employment agreement between the Company and Mr. Degliomini prior to the effective date of his June 29, 2009 contract and all compensation prior to such date represents payments made to Mr. Degliomini pursuant to a consulting agreement.

(11)	In 2009, Mr. Hanlon received $100,000 for consulting fees, $100,000 for severance pay and $5,000 in matching contributions from our 401(k) benefit plan.
(12)	In 2008, we provided a life insurance policy for Mr. Hanlon at a cost of $21,675. Mr. Hanlon also received $9,200 in matching contributions from our 401(k) benefit plan.
(13)	In 2009, Mr. Radcliffe received $51,667 for severance pay and $3,100 in matching contributions from our 401(k) benefit plan.
(14)	In 2009, Ms. Manuel received $45,000 for severance pay, $30,000 in consulting fees, $25,000 for relocation allowance and $1,250 in matching contributions from our 401(k) benefit plan.

Grant of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made by us during 2009, to each of the Named Executive Officers:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (1)
Joseph E. Bernstein	4/27/09	250,000	1.14	320,000
	4/27/09	250,000	1.14	320,000
	6/8/09	500,000	1.78	605,000
	6/8/09	1,000,000	1.78	1,450,000

David P. Hanlon	-	-	-	-

Ronald J. Radcliffe	-	-	-	-

Eric Reehl	-	-	-	-

Joseph A. D’Amato	9/1/09	300,000	2.61	618,000

Hilda Manuel	-	-	-	-

Charles Degliomini	4/23/09	300,000	1.11	384,000

Clifford A. Ehrlich	4/23/09	300,000	1.11	384,000

(1)
These amounts reflect the aggregate grant date fair value of options granted in the year ended December 31, 2009 under our 2005 Equity Incentive Plan computed in accordance with ASC Topic 718 (formerly SFAS No. 123(R)).  Please see Notes B and I to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for more information.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

On May 23, 2005, we entered into an employment agreement with David P. Hanlon which set forth terms and provisions governing Mr. Hanlon’s employment as our former CEO and President.  This agreement provided for an initial term of three years at an annual base salary of $500,000.  In addition, Mr. Hanlon was entitled to participate in any annual bonus plan or equity based incentive programs maintained by us for our senior executives.  In connection with his employment, Mr. Hanlon received an option grant of a 10-year non-qualified stock option to purchase 1,044,092 shares of our Common Stock pursuant to the 2005 Equity Incentive Plan, subject to stockholder approval, at an exercise price per share of $3.99, vesting 33% 90 days following the grant date, 33% on the first anniversary of the grant and 34% on the second anniversary of the grant, which approval was received on August 17, 2005.  We also granted Mr. Hanlon 261,023 restricted shares, pursuant to our 2005 Equity Incentive Plan, vesting 33% on the grant date, 33% on the first anniversary of grant, and 34% on the second anniversary of the grant.  We agreed to provide certain benefits to Mr. Hanlon, including maintaining a term life insurance policy on the life of Mr. Hanlon in the amount of $2,000,000 and reimbursement for relocation expenses and expenses for temporary housing.

On May 23, 2005, we entered into an employment agreement with Ronald J. Radcliffe which set forth terms and provisions governing Mr. Radcliffe’s employment as our Chief Financial Officer.  This agreement provided for an initial term of three years at an annual base salary of $275,000.  In addition, Mr. Radcliffe was entitled to participate in any annual bonus plan or equity based incentive programs maintained by us for our senior executives.  In connection with his employment, Mr. Radcliffe received an option grant of a 10-year non-qualified stock option to purchase 150,000 shares of our Common Stock pursuant to our 2005 Equity Incentive Plan, subject to stockholder approval, at an exercise price per share of $3.99, vesting 33% 90 days following the grant date, 33% on the first anniversary of the grant and 34% on the second anniversary of the grant, which approval was obtained on August 17, 2005.

On May 23, 2008, we entered into amendments to the employment agreements with Mr. Hanlon and Mr. Radcliffe, pursuant to which the initial term of each agreement was extended from May 23, 2008 to June 23, 2008.  The agreements expired on June 23, 2008.

On April 13, 2009, Mr. Hanlon entered into a separation agreement with the Company pursuant to which Mr. Hanlon’s employment with the Company terminated as of April 13, 2009.  On April 14, 2009, Mr. Radcliffe tendered his resignation, effective June 30, 2009, and Mr. Radcliffe and the Company entered into a separation agreement with respect to Mr. Radcliffe’s resignation.

On April 8, 2009, we entered into an agreement with Eric Reehl pursuant to which Mr. Reehl was appointed to serve as our chief restructuring officer effective as of April 13, 2009.  We initially agreed to pay Mr. Reehl a retainer of $20,000 per month commencing as of the execution of Mr. Reehl’s agreement for a term of three months.  On July 9, 2009, we entered into an amended and restated agreement with Nima, effective as of April 13, 2009, that superseded the Mr. Reehl’s prior agreement with the Company.  Pursuant to Nima’s agreement, Nima agreed to provide, at the request of the Board of Directors, the services of Eric Reehl as Chief Restructuring Officer and/or Acting Chief Financial Officer.  We paid Nima a retainer of $20,000 per month for a term of six months from April 8, 2009.  In the event that we achieved, exchanged or otherwise modified or resolved conclusively our first and second mortgage indebtedness sufficient to effect a restructuring transaction or series of transactions approved by us before September 30, 2009, we would have paid to Nima (or its designee) a cash amount of $300,000 less all amounts previously paid as a retainer.  The agreement with Nima was terminated by the Company, effective November 7, 2009.

On April 30, 2009, we entered into a separation agreement with Hilda Manuel pursuant to which Ms. Manuel’s employment with the Company terminated as of April 30, 2009.

On June 8, 2009, we entered into an employment agreement, dated as of June 1, 2009, with Joseph E. Bernstein, which sets forth terms and provisions governing Mr. Bernstein's employment as our CEO.  Mr. Bernstein’s employment agreement provides for an initial term that expired on December 31, 2009 at an annual base salary of $500,000 and was to continue for a subsequent one (1) year extension if we had successfully restructured its debt during the initial six-month term.  In addition, Mr. Bernstein was entitled to participate in any annual bonus plan or equity based incentive programs maintained by us for our senior executives.  In connection with his employment, Mr. Bernstein received an option grant of a 5-year non-qualified stock option to purchase 500,000 shares of Common Stock pursuant to the 2005 Equity Incentive Plan at an exercise price per share of $1.78, vesting 33% six (6) months following the grant date, 33% on the first anniversary of the grant and 34% 18 months following the grant, subject to earlier vesting as provided in the employment agreement.  Mr. Bernstein received an additional option grant of a 10-year non-qualified stock option to purchase 1,000,000 shares, at an exercise price per share of $1.78, subject to shareholder approval and the consummation of debt restructuring transaction with an entity sourced by Mr. Bernstein.  On December 31, 2009, the term of Mr. Bernstein’s employment agreement expired in accordance with its terms and, as a result, Mr. Bernstein ceased to serve as our CEO.

On June 29, 2009, we entered into an employment agreement with Charles Degliomini, to continue to serve as our Executive Vice President.  Mr. Degliomini employment agreement provides for a term ending on June 29, 2012 unless Mr. Degliomini’s employment is terminated by either party in accordance with the provisions thereof.  Mr. Degliomini is to receive a base salary at the annual rate of $225,000 for the first year of the term of the agreement, $243,500 for the second year of the term of the agreement and $250,000 for the third year of the term of the agreement and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine, and (ii) to which the Mr. Degliomini may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which he is a participant.  The first year salary represented a pay reduction of 10% from the previously agreed upon salary for Mr. Degliomini, consistent with the salary reduction imposed upon all employees.  As an additional incentive for entering into the agreement, Mr. Degliomini received an option to purchase 300,000 shares of Common Stock on April 23, 2009 pursuant to our 2005 Equity Incentive Plan.  In the event that we terminate Mr. Degliomini's employment with Cause (as defined in the agreement) or Mr. Degliomini resigns without Good Reason (as defined in the agreement), our obligations are limited generally to paying Mr. Degliomini his base salary through the termination date.  In the event that we terminate Mr. Degliomini's employment without Cause or Mr. Degliomini resigns with Good Reason, we are generally obligated to continue to pay Mr. Degliomini's compensation for the lesser of (i) 18 months or (ii) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original 5 year term.  In the event that we terminate Mr. Degliomini's employment without Cause or Mr. Degliomini resigns with Good Reason on or following a Change of Control (as defined in the agreement), we are generally obligated to continue to pay Mr. Degliomini's compensation for the greater of (i) 24 months or (ii) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original 5 year term.

 On June 29, 2009, we entered into an employment agreement with Clifford Ehrlich, to continue to serve as the President and General Manager of MRMI, our operating subsidiary.  Mr. Ehrlich’s agreement provides for a term ending on June 29, 2012 unless Mr. Ehrlich’s employment is terminated by either party in accordance with the provisions thereof.  Mr. Ehrlich is to receive a base salary at the annual rate of $225,000 for the first year of the term of the agreement, $243,500 for the second year of the term of the agreement and $250,000 for the third year of the term of the agreement and such incentive compensation and bonuses, if any, (i) as the Compensation Committee in its discretion may determine, and (ii) to which the Mr. Ehrlich may become entitled pursuant to the terms of any incentive compensation or bonus program, plan or agreement from time to time in effect in which he is a participant.  The first year salary represented a pay reduction of 10% from the previously agreed upon salary for Mr. Ehrlich, consistent with the salary reduction imposed upon all employees.  As an additional incentive for entering into the agreement, Mr. Ehrlich received an option to purchase 300,000 shares of Common Stock on April 23, 2009 pursuant to our 2005 Equity Incentive Plan.  In the event that we terminate Mr. Ehrlich's employment with Cause (as defined in the agreement) or Mr. Ehrlich resigns without Good Reason (as defined in the agreement), our obligations are limited generally to paying Mr. Ehrlich his base salary through the termination date.  In the event that we terminates Mr. Ehrlich's employment without Cause or Mr. Ehrlich resigns with Good Reason, we are generally obligated to continue to pay Mr. Ehrlich's compensation for the lesser of (i) 18 months or (ii) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original 5 year term.  In the event that we terminate Mr. Ehrlich's employment without Cause or Mr. Ehrlich resigns with Good Reason on or following a Change of Control (as defined in the agreement), we are generally obligated to continue to pay Mr. Ehrlich's compensation for the greater of (i) 24 months or (ii) the remainder of the term of the agreement and accelerate the vesting of the options granted in contemplation of the agreement, which options shall remain exercisable through the remainder of its original 5 year term.

On December 24, 2009, the Board of Directors appointed Joseph A. D’Amato, our then current CFO, to replace Mr. Bernstein as our CEO effective January 1, 2010.  In connection with Mr. D’Amato’s appointment as CEO, we entered into an Amended and Restated Employment Agreement with Mr. D’Amato, effective January 1, 2010.  Mr. D’Amato’s employment agreement provides for a term ending on January 1, 2013, unless Mr. D’Amato’s employment is earlier terminated by either party in accordance with the provisions thereof.  Mr. D’Amato is to receive a base salary at the rate of $350,000 per year for the term of the agreement and will be entitled to participate in any annual bonus plan maintained by us for our senior executives on such terms and conditions as may be determined from time to time by the Compensation Committee.  Mr. D’Amato is also entitled under the agreement to receive a payment of $10,000 for relocation expenses, provided that if Mr. D’Amato terminates his employment under certain circumstances with 12 months he will be required to reimburse us for such relocation expenses.  In the event that we terminate Mr. D’Amato’s employment with Cause (as defined in the agreement) or Mr. D’Amato resigns without Good Reason (as defined in the agreement), our obligations are limited generally to paying Mr. D’Amato his base salary through the termination date.  In the event that we terminate Mr. D’Amato’s employment without Cause or Mr. D’Amato resigns with Good Reason, we are generally obligated to continue to pay Mr. D’Amato’s compensation for the lesser of (i) 18 months or (ii) the remainder of the term of the agreement.  In the event that we terminate Mr. D’Amato’s employment without Cause or Mr. D’Amato resigns with Good Reason on or following a Change of Control (as defined in the agreement), we are generally obligated to continue to pay Mr. D’Amato’s compensation for the greater of (i) 24 months or (ii) the remainder of the term of the agreement.  In each case, the vesting of the options granted to Mr. D’Amato pursuant to his prior employment agreement with us would be accelerated, which options would remain exercisable through the remainder of its original 5 year term.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding equity awards of each of the Named Executive Officers as of December 31, 2009:

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Option Exercise Price ($)	Option Expiration Date
David P. Hanlon	7,500	-	7.00	8/04/13 (1)
	5,000	-	11.97	3/23/14 (2)
	10,000	-	8.51	1/6/15 (3)
	1,044,092	-	3.99	4/13/12 (4)

Ronald J. Radcliffe	120,000	-	3.99	6/30/12 (5)
	60,000	-	5.53	6/30/12 (6)
	40,000	-	7.40	6/30/12 (7)
	50,000	-	2.98	6/30/12 (8)

Eric Reehl	-	-	-	-

Hilda Manuel	30,000	-	8.26	4/30/12 (9)
	8,500	-	6.75	4/30/12 (10)
	33,334	-	5.53	4/30/12 (11)
	6,666	3,334	8.74	4/30/12 (12)
	8,333	4,167	2.98	4/30/12 (13)

Clifford A. Ehrlich	25,000	-	6.75	12/15/15 (14)
	30,000	-	5.53	8/09/16 (15)
	90,000	200,000	1.11	4/22/14 (16)

Charles Degliomini	50,000	-	6.75	12/15/15 (14)
	75,000	-	7.40	5/23/17 (17)
	100,000	200,000	1.11	4/22/14 (18)

Joseph E. Bernstein	250,000	-	1.14	4/26/14 (19)
	-	250,000	1.14	4/26/14 (20)
	500,000		1.78	6/7/14 (21)
	-	1,000,000	1.78	6/7/19 (22)

Joseph A. D’Amato	-	300,000	2.61	8/31/14 (23)

Unless otherwise noted, option grants have a term of ten years.  Grants to Mr. Hanlon prior to May 23, 2005 were made to him in his capacity as a Director.

(1)	Granted and vested August 5, 2003.
(2)	Granted and vested March 24, 2004.
(3)	Granted and vested January 7, 2005.
(4)	Grant date May 23, 2005 and are fully vested pursuant to a separation agreement with the Company. The expiration date of such options was modified pursuant to a separation agreement with the Company.
(5)
Total options granted May 23, 2005, 150,000 of which were contingent upon stockholder approval received on August 17, 2005.  Options for 30,000 shares exercised on December 20, 2006.  Such options fully vested and the expiration date of such options was modified pursuant to a separation agreement with the Company.

(6)	Grant date August 10, 2006; such options are fully vested and the expiration date of such options was modified pursuant to a separation agreement with the Company.
(7)	Grant date May 24, 2007; such options are fully vested and the expiration date of such options was modified pursuant to a separation agreement with the Company.
(8)	Grant date July 21, 2008; such options are fully vested and the expiration date of such options was modified pursuant to a separation agreement with the Company.
(9)	Grant date March 18, 2005; vested one year after grant. The expiration date of such options was modified pursuant to a separation agreement with the Company.
(10)
Grant date December 16,2005; vested 33.3% one year after grant, 33.3% two years after grant and 33.4% three years after grant.  The expiration date of such options was modified pursuant to a separation agreement with the Company.

(11)
Grant date August 10, 2006; vested 33.3% 90 days after grant, 33.3% one year after grant and 33.4% two years after grant.  The expiration date of such options was modified pursuant to a separation agreement with the Company.

(12)
Grant date January 30, 2007; vested 33.3% one year after grant, 33.3% two years after grant and 33.4% three years after grant.  The expiration date of such options was modified pursuant to a separation agreement with the Company.

(13)
Grant date July 21, 2008; vested 33.3% three months after grant, 33.3% one year after grant and 33.4% two years after grant; the expiration date of such options was modified pursuant to a separation agreement with the Company.

(14)	Grant date December 16, 2005; vested 33.3% one year after grant, 33.3% two years after grant and 33.4% three years after grant.
(15)	Grant date August 10, 2006; vested 33.3% one year after grant; 33.3% two years after grant and 33.4% three years after grant.
(16)
Total options granted April 23, 2009 – 300,000; vesting 33.3% on grant date, 33.3% one year after grant date and 33.4% two years after grant date – five year term.  Options for 10,000 shares exercised on August 28, 2009.

(17)	Grant date May 24, 2007; vesting 33.3% one year after grant; 33.3% two years after grant and 33.4% three years after grant.
(18)	Grant date April 23, 2009; vesting 33.3% on grant date, 33.3% one year after grant date and 33.4% two years after grant date – five year term.
(19)	Grant date April 27, 2009; vested June 16, 2009 – five year term.
(20)	Grant date April 27, 2009; vesting 100% upon consummation of Debt Restructuring transaction (as defined in Mr. Bernstein’s employment agreement) – five year term.
(21)
Grant date June 8, 2009; vesting 33% six months following the grant date, 33% on the first anniversary of the grant and 34% 18 months following the grant – five year term.  As of December 31, 2009, all options vested due to a provision in Mr. Bernstein’s employment agreement.

(22)	Grant date June 8, 2009; vesting 100% upon consummation of Debt Restructuring transaction (as defined in Mr. Bernstein’s employment agreement).
(23)	Grant date September 1, 2009; vesting 33.3% on September 14, 2010, 33.3% on September 14, 2011, and 33.4% on September 14, 2012 – five year term.

Option Exercises and Stock Vested

The following table sets forth information concerning the exercising of stock options of each of the Named Executive Officers in the fiscal year ended December 31, 2009:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Joseph E. Bernstein	-	-	-	-

David P. Hanlon	-	-	-	-

Ronald J. Radcliffe	-	-	-	-

Eric Reehl	-	-	-	-

Joseph A. D’Amato	-	-	-	-

Charles Degliomini	-	-	-	-

Clifford A. Ehrlich	10,000	11,100	-	-

Hilda Manuel	-	-	-	-

Director Compensation

Directors who are also our officers are not separately compensated for their service as directors.  Our non-employee directors received the following aggregate amounts of compensation for 2009.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)		Total ($)
John Sharpe (14)	33,611	26,750	(2)	60,361
Bruce Berg (17)	167,500	26,750	(2)	456,250
		94,500	(3)
		128,000	(4)
		39,500	(5)
Ralph J. Bernstein (20)	327,895	26,750	(2)	1,842,865
		94,500	(3)
		90,720	(6)
		128,000	(4)
		1,175,000	(7)
Frank Catania (13)	24,000	26,750	(2)	50,750
Paul A. deBary	292,805	42,800	(8)	426,325
		90,720	(6)
Richard L. Robbins (13)	23,500	26,750	(2)	50,250
James Simon	99,916	26,750	(2)	239,766
		94,500	(3)
		18,600	(9)
Kenneth Dreifach (13)(16)(17)	65,500	26,750	(2)	171,096
		19,396	(10)
		19,950	(11)
		39,500	(5)
Louis Cappelli (15)	24,333	94,500	(3)	118,833
Nancy Palumbo (16)	77,666	19,396	(10)	117,012
		19,950	(11)
Au Fook Yew (18)	20,333	1,792,500	(12)	1,812,833
G. Michael Brown (18)(21)	53,333	-		53,333
Emanuel R. Pearlman (19)	-	-		-

(1)
These amounts reflect the aggregate grant date fair value of options granted in the year ended December 31, 2009 under our 2005 Equity Incentive Plan computed in accordance with ASC Topic 718 (formerly SFAS No. 123(R)).  Please see Notes B and I to our consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for more information.

(2)	Grant date January 15, 2009; securities underlying options – 25,000 with 5 year term.
(3)	Grant date April 15, 2009; securities underlying options – 75,000 with 5 year term.
(4)	Grant date April 23, 2009; securities underlying options – 100,000 with 5 year term.
(5)	Grant date August 12, 2009; securities underlying options - 25,000 with 5 year term.
(6)	Grant date April 15, 2009; securities underlying options - 72,000 with 5 year term.
(7)	Grant date August 21, 2009; securities underlying options - 500,000 with 5 year term. Mr. Bernstein renounced his right to such options on August 13, 2010.
(8)	Grant date January 15, 2009; securities underlying options - 40,000 with 5 year term.
(9)	Grant date June 16, 2009; securities underlying options - 15,000 with 5 year term.
(10)	Grant date June 1, 2009; securities underlying options – 14,583 with 5 year term.
(11)	Grant date June 1, 2009; securities underlying options - 15,000 with 5 year term.
(12)
Grant date September 11, 2009; securities underlying options - 750,000 with 5 year term.  Mr. Au renounced his right to such options on June 21, 2010.  Does not include the right to acquire 250,000 shares of the Company’s common stock upon the exercise of an existing stock option pursuant to matching rights under the Investment Agreement, which matching rights Kien Huat assigned to Mr. Au on November 12, 2009.

(13)	Frank Catania, Kenneth Dreifach and Richard Robbins resigned from their positions as members of the Board of Directors on March 17, 2009.
(14)	John Sharpe resigned from his position as a member of the Board of Directors on March 20, 2009.
(15)	Louis Cappelli joined the Board of Directors on March 23, 2009.
(16)	Kenneth Dreifach and Nancy Palumbo joined the Board of Directors on June 1, 2009.
(17)	Bruce Berg and Kenneth Dreifach resigned from their positions as members of the Board of Directors on August 12, 2009.
(18)	Au Fook Yew and G. Michael Brown joined the Board of Directors on August 19, 2009.
(19)	Emanuel R. Pearlman joined the Board of Directors on May 27, 2010.
(20)	Ralph J. Bernstein resigned from his positions as Class I Director of the Board of Directors on September 26, 2010.
(21)	G. Michael Brown resigned from his position as Chairman of the Board of Directors on September 8, 2010.

Cash Compensation

Prior to September 1, 2009, each non-employee member of the Board of Directors received $1,000 per meeting attended in person and $500 per meeting attended telephonically.  Directors that also serve on committees of the Board of Directors receive an additional $1,000 per committee meeting attended in person and $500 per meeting attended telephonically.  The chairperson of the Audit Committee receives an additional annual payment of $25,000.

On September 1, 2009, the Board of Directors ratified the Compensation Committee’s recommendations for (i) board and committee meeting fees of $1,500 for in person meetings and $500 per meeting for telephonic meetings effective on such date, (ii) annual cash compensation for non-employee directors of $40,000 effective January 1, 2010, (iii) annual compensation for the chairperson of the Audit Committee of $45,000 beginning in 2010, (iv) annual compensation for the chairperson of the Compensation Committee of $25,000 beginning in 2010, (v) annual compensation for the chairperson of the Corporate Governance and Nominations Committee of $25,000 beginning in 2010, (vi) the prorated cash compensation for the remainder of 2009 for each non-employee director of $13,333, (vii) the prorated cash compensation for the remainder of 2009 for the chairperson of the Audit Committee of $6,600 and (viii) the prorated cash compensation for the remainder of 2009 for each of the chairperson of the Compensation Committee and the chairperson of the Corporate Governance and Nominations Committee of $8,333.  On November 9, 2009, the Board of Directors established the Regulatory Compliance Committee and approved the compensation for the members of such committee to be consistent with the compensation of chairpersons and members of the Compensation Committee and the Corporate Governance and Nominations Committee.

Stock Compensation

In 2009, each non-employee member of the Board of Directors received an annual grant of options to purchase 25,000 shares of Common Stock at the Common Stock’s then current fair market value, and since August 2003 each newly elected or appointed non-employee director not appointed directly or indirectly in connection with an agreement with an investor received a one-time grant of an option to purchase 15,000 shares of Common Stock at the Common Stock’s then current fair market value.  All stock options granted to the members of the Board of Directors vest immediately, except for the options issued in lieu of the annual cash compensation in 2009, where such options vested 25% on the grant date, 25% three months after the grant date, 25% six months after the grant date and 25% nine months after the grant date.  In 2009, the chairperson of the audit committee received an additional annual grant of an option to purchase 15,000 shares of Common Stock.

On September 1, 2009, the Board of Directors ratified the Compensation Committee’s recommendations beginning in 2010 for the annual grant of options to purchase 10,000 shares of Common Stock for non-employee directors beginning in 2010 at the Common Stock’s then current fair market value vesting 25% on the grant date, 25% three months after the grant date, 25% six months after the grant date and 25% nine months after the grant date and for the annual grant of 10,000 shares of restricted stock to non-employee directors with such shares vesting one year after the grant date.

Chairman Compensation

On May 23, 2005, the Board of Directors ratified the Compensation Committee’s approval of compensation of $50,000 per year for the position of non-executive Chairman of the Board and a grant of an option to purchase 50,000 shares of Common Stock vesting immediately with a term of 10 years at the initiation of service for any new non-executive Chairman of the Board.  John Sharpe, who became the Chairman of the Board of Directors on such date, abstained from all votes of the Board of Directors related to the establishment of this compensation.

On September 1, 2009, the Board of Directors ratified the Compensation Committee’s approval of compensation of $60,000 per year for the position of non-executive Chairman of the Board.  G. Michael Brown, who was appointed the Chairman of the Board on such date to assume the responsibilities of the position at such time that he was permitted by regulatory authorities to serve in such capacity.  G. Michael Brown and Au Fook Yew abstained from all votes of the Board of Directors related to the establishment of this compensation.

Lead Director Compensation

On May 27, 2009, the Compensation Committee approved the compensation of $25,000 per year for the position of lead director of the Board of Directors payable in quarterly installments beginning with the 2009 second quarter.  Following an amendment to our 2005 Equity Incentive Plan, the Compensation Committee approved the grant of options to purchase 15,000 shares of Common Stock with a term of 5 years for James Simon as lead director for 2009.  James Simon, who was appointed as the lead director of the Board of Directors on April 27, 2009, abstained from all votes of the Board of Directors related to the establishment of the foregoing compensation.  On December 8, 2009, the Compensation Committee approved the grant of options to purchase 15,000 shares of Common Stock with a term of 5 years for James Simon as lead director for 2010.  James Simon, who was appointed as the lead director of the Board of Directors on April 27, 2009, abstained from all votes of the Board of Directors related to the establishment of the foregoing compensation.

Compensation Committee Interlocks and Insider Participation

There were no transactions between any member of the Compensation Committee and the Company during the fiscal year ended December 31, 2009.  No member of the Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during fiscal 2009.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee Members:
Nancy Palumbo, Chairperson
Emanuel Pearlman
James Simon

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than ten percent of our Common Stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  Based upon a review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that during the year ended December 31, 2009 there were no delinquent filers.

Certain Relationships and Related Transactions

Louis R. Cappelli, a member of our Board of Directors and the beneficial owner of more than 5% of our Common Stock, is the managing member of Convention Hotels, LLC, Concord’s general partner.  Mr. Cappelli is also the managing member of Cappelli Resorts LLC and Cappelli Resorts II, LLC.  Cappelli Resorts LLC is the managing member of Catskill Resort Group LLC, which is the sole member of Convention Hotels LLC, which is the general partner of Concord.  Thus, through his ownership interest in Cappelli Resorts LLC and Cappelli Resorts II, LLC, Mr. Cappelli owns a controlling interest in Concord.  Bruce M. Berg, a former member of our Board of Directors, is also a member of Cappelli Resorts LLC.

On February 8, 2008, we entered into that certain Contribution Agreement with Concord (the “Contribution Agreement”), pursuant to which we and Concord, a stockholder that owns more than 5% of our Common Stock, were to form a joint venture to develop, finance and construct a hotel, convention center, gaming facility and harness horseracing track on 160 acres of land located in Kiamesha Lake, New York.  It is estimated that our initial capital contribution and Concord’s initial capital contribution are each valued at not less than $50 million, subject to an appraisal process.  On December 30, 2008, we entered into an amendment the Contribution Agreement to, among other things, extend the termination date of the Contribution Agreement from December 31, 2008 to January 30, 2009, which was further extended to February 28, 2009 pursuant to an amendment dated January 30, 2009, and to delete all other termination provisions.  The Contribution Agreement was terminated as a result of the execution of that certain agreement, dated as of March 23, 2009, by and between Concord and the Company (the “Concord Agreement”), described below.

On March 31, 2008, we entered into a Stock Purchase Agreement with LRC Acquisition LLC (“LRC”), which was amended on April 28, 2008 and June 26, 2008 (as amended, the “Stock Purchase Agreement”).  The managing member of LRC is Louis R. Cappelli, who is also the managing member of Convention Hotels, LLC, Concord’s general partner.  Pursuant to the Stock Purchase Agreement, we agreed, subject to certain conditions, to issue and sell to LRC, 4,200,000 shares of our Common Stock for an aggregate purchase price of $5,178,600.  In accordance with the Stock Purchase Agreement, LRC purchased 811,030 shares of our Common Stock on each of April 29, 2008, June 2, 2008 and June 30, 2008 and an additional 1,766,910 shares of our Common Stock on July 31, 2008.

On March 23, 2009, we entered into the Concord Agreement, with Concord, pursuant to which we (or a wholly-owned subsidiary reasonably acceptable to Concord) were to be retained by Raceway Corp., a subsidiary of Concord, to provide advice and general managerial oversight with respect to the operations at a harness horse racing facility to be constructed at that certain parcel of land located in the Town of Thompson, New York and commonly known as the Concord Hotel and Resort (the “Concord Property”).  Under the terms of the Concord Agreement, if a harness horse racing facility and certain gaming facilities on the Concord Property (the “Concord Gaming Facilities”) commence operations, we were to receive an annual management fee in the amount of $2 million, subject to adjustment, and an annual fee in the amount of two percent of the total revenue wagered with respect to Video Gaming Machines and/or other alternative gaming located at the Concord Property, net of certain fees and payouts, which we refer to as the “Adjusted Gross Gaming Revenue Payment.”  In the event that the Adjusted Gross Gaming Revenue Payment paid to us were less than $2 million per annum, Concord was to guaranty and pay to us the difference between $2 million and the Adjusted Gross Gaming Revenue Payment distributed to us with respect to such calendar year.  In addition, upon a sale or other voluntary transfer of the Concord Gaming Facilities to any person or entity who is not an affiliate of Concord, or the “Buyer,” Raceway Corp. was permitted to terminate the Concord Agreement upon payment to us of $25 million; provided, that the Buyer was to enter into an agreement with us whereby the Buyer was to agree to pay the greater of (i) the Adjusted Gross Gaming Revenue Payment or (ii) $2 million per annum to us for the duration of the term of the Concord Agreement.  On August 5, 2010, we sent a notice of termination to Concord terminating the Concord Agreement as permitted in accordance with the terms thereof in the event that the transactions contemplated thereby had not occurred on or before July 31, 2010.

On August 19, 2009, we entered into the Investment Agreement with Kien Huat under which Kien Huat agreed to invest up to $55 million in new equity capital in the Company in two tranches in exchange for 34,506,040 shares of our Common Stock, representing, in the aggregate, just under 50% of the voting power of the Company.  Upon the initial closing of the transactions contemplated by the Investment Agreement on August 19, 2009, we issued to Kien Huat 6,804,188 shares of our Common Stock, representing approximately 19.9% of the outstanding shares of our Common Stock on a pre-transaction basis, for aggregate consideration of $11 million.  On November 12, 2009, we issued an additional 27,701,852 shares of our Common Stock to Kien Huat for consideration of $44 million in accordance with the terms of the Investment Agreement.  As a result of the November 12, 2009 closing, Kien Huat owned 34,506,040 shares of our Common Stock, representing just under 50% of the then outstanding voting power of the Company.

Under the Investment Agreement, if any option or warrant outstanding as of August 19, 2009 or November 12, 2009 (or, in limited circumstances, if issued after the such date) is exercised after August 19, 2009, the Kien Huat has the right (following notice of such exercise) to purchase an equal number of additional shares of our Common Stock as are issued upon such exercise at the exercise price for the applicable option or warrant, which right we refer to herein as the “Option Matching Right.”  Kien Huat has, with our consent, assigned its Option Matching Rights to Mr. Au with respect to an existing option to purchase 250,000 shares of our Common Stock at an exercise price of $1.14 per share.

On September 3, 2009, we entered into a consulting agreement with G. Michael Brown & Associates, PC, dated as of September 1, 2009, to provide consulting services to the Company with respect to, among other things, Native American and government relations and the planning and development of a casino on a 29.31 acre site owned by MRMI, adjacent to our Monticello, New York facility.  G. Michael Brown, a former member of the Board of Directors, is the President of G. Michael Brown & Associates, PC.  The consulting agreement G. Michael Brown & Associates, PC with provides for a term ending on August 31, 2010.  In consideration of performing the consulting services, we will pay to G. Michael Brown & Associates, PC $120,000 annually, payable in equal monthly installments.

On September 11, 2009, we entered into a consulting agreement, effective September 1, 2009, with Ralph J. Bernstein, a former member of our Board of Directors.  Pursuant to this agreement, Mr. Bernstein agreed to make himself available at all times to provide the Company with certain consulting services.  In consideration of the services to be performed under Mr. Bernstein’s consulting agreement, we agreed to (i) pay to Mr. Bernstein $12,500 per month and (ii) grant to Mr. Bernstein an option to purchase 500,000 shares of Common Stock pursuant to our 2005 Equity Incentive Plan, vesting September 1, 2010.  The term of Mr. Bernstein’s consulting agreement was to expire on August 31, 2010.  On August 13, 2010, Mr. Bernstein terminated his consulting agreement forfeited the option to purchase 500,000 shares of Common Stock granted thereunder and returned all of compensation that had been paid to him under his consulting agreement.

Au Fook Yew, a member of the Board of Directors, is also a party to a consulting agreement with the Company, dated as of August 19, 2009, pursuant to which Mr. Au agreed to provide us with certain consulting services, including assisting us in expanding our presence in the gaming industry and advise us on matters related to casino development.  In consideration of the services to be performed under Mr. Au’s consulting agreement, we agreed to pay to Mr. Au $300,000 annually, paid in equal monthly installments.  The term of Mr. Au’s consulting agreement was to expire on the third anniversary of the date of its execution, unless extended by mutual agreement of the parties.  Mr. Au terminated his consulting agreement on June 21, 2010.

On July 27, 2009, we entered into an amended and restated loan agreement (the “PAB Loan”), among the Company, the subsidiary guarantors party thereto, The Park Avenue Bank, in its capacity as assignee of Bank of Scotland, and The Park Avenue Bank, as assignee of Bank of Scotland, as agent, which amended and restated our $10.0 million secured credit facility with the Bank of Scotland.  As a condition to the closing of the PAB Loan, we issued warrants to purchase an aggregate of 277,778 shares of our Common Stock, at an exercise price of $0.01 per share, to The Park Avenue Bank and Alan Lee, a designee of Stamford (Victoria) LP, the participant under the PAB Loan.  The Park Avenue Bank and Mr. Lee received warrants to purchase 166,667 shares and 111,111 shares, respectively.  Mr. Lee is the brother-in-law of both Ralph Bernstein, a member of our Board of Directors, and Joseph Bernstein, our former CEO.  Eric Reehl, who served as our Chief Restructuring Officer and CFO at the time we negotiated and entered into the PAB Loan, served as the Acting CFO for Park Avenue Bancorp, Inc., a New York domiciled commercial bank and an affiliate of The Park Avenue Bank.

Our audit committee charter provides that the audit committee will review and approve all transactions between the Company and its officers, directors, director nominees, principal stockholders and their immediate family members.  We intend that any such transactions will be on terms no less favorable to it than it could obtain from unaffiliated third parties.

PROPOSAL TWO:
DEBT EXCHANGE

Proposal

We are seeking stockholder approval under the applicable provisions of Nasdaq Listing Rule 5635 for the issuance by us, which we refer to herein as the “Debt Exchange Issuances,” pursuant to, in connection with or as a result of a proposed debt exchange transaction, which we refer to herein as the “Debt Exchange,” of (i) 12% Convertible Senior Notes due 2014, which we herein refer to as “Restated Notes,” consisting of:  (x) $32,500,000 million in aggregate original principal amount of Restated Notes issuable as part of the Debt Exchange, and (y) additional Restated Notes issuable at our option in lieu of periodic cash payments of interest on the Restated Notes in accordance with the terms of the Restated Indenture (as defined below), (ii) up to 43,875,266  shares of Common Stock that we may be obligated to issue in connection with or as a result of the Debt Exchange, consisting of:  (a) up to 36,790,000  shares upon conversion of the original principal amount of the Restated Notes to be issued in the Debt Exchange; (b) up to 6,085,266  shares upon conversion of any interest on the Restated Notes that we have elected to pay in kind, either by adding such interest to the principal balance of the Restated Notes or by issuing additional Restated Notes in the amount of such interest; and (c) 1,000,000 shares to the holders of the Existing Notes (as defined below) in consideration of the Debt Exchange, and (iii) a number of shares of Common Stock sufficient to satisfy any Conversion Make-Whole Amount (as defined  below) due under the Restated Indenture that we elect to pay in shares of Common Stock.

Background of the Proposal

In July 2004, we issued $65 million of 5½% convertible senior notes due 2014 (the “Existing Notes”) pursuant to that certain indenture dated July 26, 2004 (the “Indenture”), among the Company, The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee and Collateral Agent (the “Trustee”), and the subsidiaries guarantors party thereto.  The Existing Notes are currently convertible into approximately 5.2 million shares of Common Stock, subject to adjustment upon the occurrence or non occurrence of certain events.  Under the terms of the Existing Notes, we had an obligation to repurchase any of the Existing Notes at a price equal to 100% of their principal amount on July 31, 2009; to the extent that the holder thereof delivered a properly executed notice as contemplated by the Indenture.

On June 30, 2009, pursuant to the Indenture, we furnished the written notice required to be delivered by us to the Trustee of the time and manner under which each holder could elect to require us to purchase the Existing Notes under the Indenture.  As contemplated by the Indenture, we included with the notice the written form to be completed, signed (with signature guaranteed), and delivered by each holder of the Existing Notes to the Trustee before close of business on July 31, 2009 to require us to purchase the Existing Notes.  We requested, but never received, from the Trustee copies of any forms delivered to it by which any election was made for us to purchase the Existing Notes or any part thereof.  Neither the Trustee nor any holder furnished to us any originals or copies of any such signed forms which had to be completed, signed and delivered to the Trustee by close of business on July 31, 2009 to require us to purchase the Existing Notes.  As the forms required to be completed, signed, and delivered by July 31, 2009 were not completed, signed and delivered by then, we believed that we were not obligated to purchase and pay for any Notes before their maturity on July 31, 2014.  On August 3, 2009, we received a notice from three entities asserting that they were beneficial holders of the Existing Notes in an aggregate principal amount of $48,730,000, and that we were in default under the Indenture by not purchasing the Existing Notes on July 31, 2009.

On August 5, 2009, we sought a judicial determination, which we refer to as the “Action,” in the Supreme Court of New York, Sullivan County (the “Court”) against the beneficial owners of the Existing Notes, as well as The Depository Trust Company (“DTC”) and the Trustee (the Trustee together with DTC, the “Defendants”)  confirming that (i) the holders of the Existing Notes failed to properly exercise the Put Right contained in the Indenture in respect of any of the Existing Notes and (ii) the three entities that gave the purported notice of default are not, therefore, entitled to invoke, and have not invoked, the rights and remedies available upon the occurrence of a default under the Indenture.

On March 8, 2010, we entered into a letter agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), pursuant to which we retained Merrill Lynch as our exclusive financial advisor in connection with a restructuring of the Existing Notes or other available financial alternatives in the event that a final non-appealable ruling were to be issued declaring that the right to demand repayment of the Existing Notes had been validly exercised

On April 8, 2010, we received the Decision, Order and Judgment (the “Decision”) from the Court granting the Defendants’ motion for summary judgment.  The Decision provides that the Court has determined that the Defendants properly exercised the option requiring us to repurchase the Existing Notes, that we are in default under the Existing Notes with respect to our failure to repurchase the Existing Notes on July 31, 2009 and that we must now repurchase the Existing Notes.  On May 11, 2010, we filed a notice of appeal with the Third Judicial Department of the Appellate Division of the Supreme Court of the State of New York (the “Appellate Division”) to appeal the Decision.

From June through August 2010, together with Merrill Lynch and our legal counsel, we engaged in extensive negotiations with certain holders of the Existing Notes and such holders’ legal counsel regarding the settlement of the Action and the potential terms and conditions of an exchange or modification of the terms of the Existing Notes.  In connection with settlement discussions, we repaid $5 million of principal amount of the Existing Notes on July 30, 2010 and an additional $5 million of principal amount of the Existing Notes on August 12, 2010.

On September 23, 2010, we entered into a settlement agreement with beneficial owners of approximately 93.7% of the outstanding principal amount of the Existing Notes and the Trustee, pursuant to which the parties agreed to settle all claims relating to the Action (the “Settlement Agreement”).  A copy of the Settlement Agreement was filed as Exhibit 10.1 to the Current Report on Form 8-K we filed with the SEC on September 24, 2010.  Pursuant to the Settlement Agreement, we have agreed to either consummate the Debt Exchange, as described below, or, at our option in lieu of consummating the Debt Exchange, repurchase all Existing Notes on or before November 22, 2010 for an amount equal to the sum of all outstanding principal and interest then owed on the Existing Notes plus $975,000, to be paid on a pro rata basis to the beneficial holders of the Existing Notes (the “Note Purchase”).  We have paid all interest owed on the Existing Notes other than default interest through July 31, 2010.  All accrued and unpaid interest to be paid with respect to the Existing Notes pursuant to the terms of the Settlement Agreement includes interest due on overdue principal and interest at the default rate provided in the Existing Notes, assuming that the principal of and interest on the Existing Notes became due and payable in full on August 3, 2009.  We also agreed, subject to the terms of the Settlement Agreement, to pay to the Trustee (i) $10 million on the earlier of the date on which the Debt Exchange is consummated and October 23, 2010, which amount is to be used repay a portion of the outstanding principal of the Existing Notes (the “First Installment”), (ii) on the earlier of the date on which the Debt Exchange is consummated and November 22, 2010, $7.5 million, which amount is to be used repay a portion of the outstanding principal of the Existing Notes, and all unpaid interest accrued to such date on the Existing Notes (the “Second Installment”), and (iii) on the earlier of the date on which the Debt Exchange is consummated and December 7, 2010, the amount by which $22.5 million exceeds the sum of First Installment, the principal component of the Second Installment and the aggregate principal amount of Existing Notes held by beneficial owners that do not elect to participate in the Debt Exchange (after giving effect to such payment), which amount is to be used to repay a portion of the remaining outstanding principal of the Existing Notes, and all unpaid interest accrued to such date on the Existing Notes (the “Third Installment,” together with the First Installment and the Second Installment, the “Installment Payments”).

In the Debt Exchange, if consummated, we are to (a) exchange up to 100% of the aggregate principal amount of the Existing Notes that remain outstanding after giving effect to the Installment Payments for consideration consisting of (i) $32,500,000 in aggregate original principal amount of Restated Notes and (ii) a pro rata share of one million shares of Common Stock, (b) repay in full all accrued and unpaid interest on such exchanged Existing Notes, and (c) redeem any Existing Notes held by beneficial owners that do not elect to participate in the Debt Exchange.

The Trustee and the Company have agreed under the terms of the Settlement Agreement to promptly take the necessary steps to withdraw the motions pending in the Action.

The terms and conditions of the Settlement Agreement and the Restated Notes are described below under the captions “Terms and Conditions of the Debt Exchange” and “Terms of the Restated Notes,” respectively.

Reasons for the Debt Exchange

In the event that the Debt Exchange Issuances are not approved by our stockholders, we will be unable to consummate the Debt Exchange.  If we are unable to consummate the Debt Exchange, we would not have an immediate source of funds from which to finance the Note Purchase or otherwise satisfy our obligations under the Settlement Agreement, and no assurance can be made that other sources of financing will be available on commercially reasonable terms, if at all, to satisfy our obligations under the Settlement Agreement if we are unable to complete the Debt Exchange.  See the section of this proxy statement captioned “Certain Risks Associated with the Debt Exchange.”

Terms and Conditions of the Debt Exchange

Overview of the Debt Exchange

Pursuant to the Settlement Agreement, we have agreed to:

(i)
pay $10 million to the Trustee on the earlier of the date on which the Debt Exchange is consummated and October 23, 2010, which amount is to be used repay a portion of the outstanding principal of the Existing Notes;

(ii)
pay, on the earlier of the date on which the Debt Exchange is consummated and November 22, 2010, (a) $7.5 million to the Trustee, which amount is to be used repay a portion of the outstanding principal of the Existing Notes, and (b) all unpaid interest accrued to such date on the Existing Notes;

(iii)
pay, on the earlier of the date on which the Debt Exchange is consummated and December 7, 2010, (a) the amount by which $22.5 million exceeds the sum of the First Installment, the principal component of the Second Installment and the aggregate principal amount of Existing Notes held by beneficial owners that do not elect to participate in the Debt Exchange (after giving effect to such payment), which amount is to be used to repay a portion of the remaining outstanding principal of the Existing Notes, and (b) all unpaid interest accrued to such date on the Existing Notes; and

(iv)	either, at our option:

(a)
on or before November 22, 2010, repurchase all Existing Notes for an amount equal to the sum of all outstanding principal and interest owed on the Existing Notes plus $975,000, to be paid on a pro rata basis to the beneficial holders of the Existing Notes; or

(b)
on or before November 22, 2010 or, in the event we have complied with certain conditions related to the filing of this proxy statement and the holding of the Meeting, January 21, 2011 (the “Final Date”), (1) exchange up to 100% of the aggregate principal amount of the Existing Notes that remain outstanding after giving effect to the Installment Payments for consideration consisting of (x) $32,500,000 in aggregate original principal amount of Restated Notes and (y) a pro rata share of one million shares of Common Stock, and (2) repay in full all accrued and unpaid interest on such exchanged Existing Notes.

Redemption of Non-Exchanged Existing Notes

Under the terms of the Settlement Agreement, in the event the Debt Exchange is consummated, we have agreed to concurrently redeem any Existing Notes held by beneficial owners that do not elect to participate in the Debt Exchange.

Settlement of the Action

 The Trustee and the Company have agreed under the terms of the Settlement Agreement to promptly take the necessary steps to withdraw the motions pending in the Action.  Upon the consummation of the Debt Exchange or the Note Purchase, the parties to the Settlement Agreement have agreed, subject to certain exceptions, to mutually release all claims known, unknown or suspected at closing of the Settlement Agreement that each party may have against the others and the parties to the Action have agreed to execute and file a Stipulation of Discontinuance, with prejudice and without costs to any party, with respect to the Action.

Failure to Consummate the Transactions Contemplated by the Settlement Agreement.

In the event that the Settlement Agreement is terminated in accordance with its terms upon the occurrence of certain events, including our failure to pay any amount owing thereunder, we would be required to, among other things, immediately pay in cash, to the beneficial holders of the Existing Notes that are parties to the Settlement Agreement, (A) an amount equal to the greater of (x) 3% of the outstanding principal amount of the Existing Notes on the date the Settlement Agreement is terminated and (y) $975,000, plus (B) certain fees and expenses incurred in connection with the preparation, execution, negotiation and delivery of the Settlement Agreement and related documents.

In the event that we have consummated neither the Note Purchase on or before November 22, 2010 nor the Debt Exchange on or before the Final Date, among other things, we are to immediately pay in cash, to the beneficial holders of the Existing Notes that are parties to the Settlement Agreement, as damages for failure to consummate the Debt Exchange, an amount equal to the greater of (A) 3% of the outstanding principal amount of the Existing Notes on the Final Date, (B) $975,000, and (C) the amount by which (x) the product of (a) the number of shares of Common Stock into which the Restated Notes would be convertible on the Final Date assuming the Restated Notes in the amount of $32.5 million were issued on the Final Date,  multiplied by (b) the average closing price of our Common Stock for the 20 business days prior to the Final Date, exceeds (y) $32.5 million, plus, in each case, certain fees and expenses incurred in connection with the preparation, execution, negotiation and delivery of the Settlement Agreement and related documents.

In addition, in the event that either the Settlement Agreement is terminated in accordance with its terms upon the occurrence of certain events, including our failure to pay any amount owing thereunder, or we have consummated neither the Note Purchase on or before November 22, 2010 nor the Debt Exchange on or before Final Date, the Trustee will be entitled to entry without further notice of a judgment against us and the guarantors of the Existing Notes, jointly and severally, in the amount of:

(i)	$55 million plus unpaid interest accrued on the Existing Notes from August 4, 2009 if we have not yet paid the First Installment,

(ii)	$45 million plus unpaid interest accrued on the Existing Notes from August 4, 2009 if we have paid the First Installment but not yet paid the Second Installment or the Third Installment,

(iii)	$37.5 million plus unpaid interest accrued on the Existing Notes from August 4, 2009 if we have paid the First Installment and the Second Installment, but not yet paid the Third Installment, or

(iv)	$34,698,839 plus unpaid interest accrued on the Existing Notes from August 4, 2009 if we have paid all Installment Payments.

Terms of the Restated Notes

The summary below describes the principal terms of the Restated Notes.  The form and terms of the Restated Notes are substantially identical to the Existing Notes, except as described below.  In the event we elect to proceed with the Debt Exchange, we will enter into an Amended and Restated Indenture with the Trustee (the “Restated Indenture”) under with the Restated Notes are to be issued.

Issuer:	Empire Resorts, Inc.
Securities offered:	$32.5 million aggregate original principal amount of 12% Convertible Senior Note due 2014.
Maturity:	July 31, 2014.
Interest:
The Restated Notes bear interest on the principal amount thereof  at the rate of 12% per annum, 8% of which is payable in cash and 4% of which is payable in cash or, at our option (except as otherwise provided herein or in the Restated Indenture), in kind.  We will pay interest semi-annually in arrears on each January 31 and July 31, commencing on January 31, 2011.

Conversion:
Subject to the terms of the Restated Indenture, prior to maturity, redemption or repurchase, each holder of the Restated Notes will have the right, at its option, to convert the principal amount of its Restated Notes in whole or in part into shares of Common Stock based upon a conversion rate of 1,132 shares of Common Stock per $1,000 in principal amount (which represents a Conversion Price of approximately $0.8837 per share), subject to adjustment from time to time as provided in the Restated Indenture (the “Conversion Price”).

Conversion Make-Whole Amount:
In the event of any conversion of the Restated Notes prior to  July 31, 2012, we will also pay to the holder of the Restated Notes so converted, in addition to all other amounts so payable, an amount (the “Conversion Make-Whole Amount”) equal to the present value (calculated as provided in the Restated Indenture), as of such conversion date, of all required interest payments due on such Restated Notes for the period commencing on such conversion date through July 31, 2012, provided that the such amount may not exceed 20% of the principal amount of the Restated Notes being converted on such conversion date.

The Company may, at its option, elect to pay the Conversion Make-Whole Amount in cash or, subject to certain conditions, in shares of Common Stock, or in any combination thereof.  If the Conversion Make-Whole Amount is paid in whole or in part in shares of Common Stock, such shares will be valued for purposes thereof at the average of the last reported bid prices of Common Stock for the twenty consecutive trading days prior to delivery of the notice of conversion.

Call Option:
At any time prior to July 31, 2012, we may, at our option, redeem some or all of the Restated Notes, upon notice, for cash at a redemption price equal to 100% of the principal amount thereof, and accrued and unpaid interest and Liquidated Damages (as defined in the Restated Indenture), if any, thereon to the date of redemption, but only if the average of the last reported bid prices of Common Stock for the twenty consecutive trading days ending on the trading day prior to the date on which we mail the notice of redemption exceeds 200% of the Conversion Price in effect on such date.

At any time on or after July 31, 2012, we may, at our option, redeem some or all of the Restated Notes, upon notice, for cash at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption.

Optional Put:
On July 31, 2012, each holder of the Restated Notes will have the right to require that we purchase any of such holder’s Restated Notes or portions thereof, for cash at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to such date, in accordance with the procedures set forth in the Restated Indenture.

Guarantee:
To the extent set forth in the Restated Indenture, the payment by us of the principal of, and premium and interest and Liquidated Damages on, the Restated Notes is fully and unconditionally guaranteed on a joint and several senior basis by (a) each of our subsidiaries, other than any Immaterial Subsidiary (as defined in the Restated Indenture), existing on the date of the Restated Indenture, and (b) each of our subsidiaries, other than any Immaterial Subsidiary or Unrestricted Subsidiary (as defined in the Restated Indenture), acquired or created after the date of the Restated Indenture.

Change of Control
Upon the occurrence of a Change of Control (as defined in the Restated Indenture), including upon the delisting of our common stock from a United States national securities exchange or system of automated dissemination of quotations of securities prices, the Company is required to make an offer to purchase all outstanding Restated Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest and Liquidated Damages (as defined in the Restated Indenture), if any, thereon to the date of purchase.

Restrictive Covenants:
The Restated Indenture imposes certain limitations on the ability of us and our subsidiaries to, among other things, incur additional indebtedness or grant liens, make dividends or distributions, consummate an asset sale, merge or consolidate with any other person or entity, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets, adopt a plan of liquidation or impair our assets.  Such limitations are subject to a number of important qualifications and exceptions set forth in the Restated Indenture.

Events of Default:
The Restated Indenture provides for Events of Default customary for transactions of similar size and nature.  We are to promptly notify the Trustee of the occurrence of an Event of Default under the Restated Indenture and us and each guarantor under the Restated Indenture are required to deliver annually a certificate to the Trustee stating that we have kept, observed, performed and fulfilled our obligations under the Restated Indenture and that no Event of Default has occurred and is continuing or to describe any such Event of Default, as applicable.

Ranking:
The Restated Notes are senior secured obligations of the Company.  The Company’s and guarantors’ obligations under the Restated Notes and the guaranties thereof are secured by liens on our tangible and intangible assets and by a pledge of the equity interests of each of our subsidiaries and a mortgage on our property in Monticello, New York.

Sinking Fund:	The Restated Indenture does not provide for the establishment of a sinking fund or similar obligation.

Certain Risks Associated with the Debt Exchange

Stockholders should consider the following factors that may affect them, as well as the other information contained in this proxy statement, in evaluating the proposal to approve the Debt Exchange Issuances.

If Proposals No. 2 and 3 are not approved, the Debt Exchange transaction will not be completed and we may not have an immediate source of funds to satisfy our obligations under the Settlement Agreement.

Our ability to continue as a going concern is dependent upon our ability to satisfy our obligations under the Settlement Agreement to consummate either the Debt Exchange or the Note Purchase or otherwise arrange financing to satisfy our obligations under the Settlement Agreement.  In the event that we fail to consummate the Note Purchase on or before November 22, 2010 or the Debt Exchange on or before the Final Date or in the event the Settlement Agreement is terminated in accordance with its terms upon the occurrence of certain events, including our failure to pay any amount owing thereunder, we would be required under the terms of the Settlement Agreement to repay the then outstanding principal amount of the Existing Notes, plus unpaid interest accrued on the Existing Notes from August 4, 2009, plus an amount equal to the greater of (A) 3% of the outstanding principal amount of the Existing Notes on the Final Date or the date on which the Settlement Agreement is terminated, as applicable, (B) $975,000, and (C) in certain circumstances, an amount based upon a measure of the value of the shares of Common Stock into which the Restated Notes would be convertible on the Final Date, as described under the section of this proxy statement captioned “Terms and Conditions of the Debt Exchange —Failure to Consummate the Transactions Contemplated by the Settlement Agreement.”  If we are unable to consummate the Debt Exchange, we would not have an immediate source of funds to consummate the Note Purchase or otherwise satisfy our obligations under Settlement Agreement and it is anticipated that our current operations will not provide sufficient cash flow to satisfy these obligations.

Accordingly, our ability to continue as a going concern is dependent upon the consummation of the Debt Exchange or our ability to arrange alternative financing to consummate the Note Purchase or otherwise fulfill our obligations under the Settlement Agreement.  No assurance can be made that financing necessary to fulfill such obligations will be available on commercially reasonable terms, if it all, in the event that we do not consummate the Debt Exchange.  Moreover, future efforts to arrange alternative financing to fulfill our obligations under the Settlement Agreement if we do not consummate the Debt Exchange may involve the issuance of additional shares of our capital stock, which may dilute stockholder investment.

Stockholders will face significant dilution as a result of the proposed Debt Exchange transactions and future equity issuances.

If Proposals No. 2 and 3 are approved and the Debt Exchange is consummated, we will be obligated to issue (i) up to 43,875,266  shares of Common Stock, consisting of:  (a) up to 36,790,000  shares upon conversion of the original principal amount of the Restated Notes to be issued in the Debt Exchange; (b) up to 6,085,266  shares upon conversion of any interest on the Restated Notes that we have elected to pay in kind, either by adding such interest to the principal balance of the Restated Notes or by issuing additional Restated Notes in the amount of such interest; and (c) 1,000,000 shares to the holders of the Existing Notes in consideration of the Debt Exchange, and (ii) a number of shares of Common Stock sufficient to satisfy any Conversion Make-Whole Amount due under the Restated Indenture that we elect to pay in shares of Common Stock.

As a result, upon completion of the Debt Exchange, and assuming that we fully exercise our option to pay interest on the Restated Notes in kind, the shares of Common Stock issued in the Debt Exchange and issuable upon conversion of the Restated Notes would represent up to approximately 38.7% of our outstanding Common Stock on an as-converted basis (based upon the number of shares of Common Stock outstanding as of the record date).  Consequently, our existing stockholders would incur substantial dilution to their voting interests and would own a smaller percentage of our outstanding Common Stock.  In addition, further dilution would occur if any of the Restated Notes are converted prior to July 31, 2012 and we elect to satisfy any Conversion Make-Whole Amount payable in connection with such conversion by issuing shares of Common Stock.  Such issuances could dilute future earnings per share, book value per share and voting power of existing stockholders and may reduce stockholders equity per share.  The dilutive effect of the Debt Exchange may have an adverse impact on the market price of Common Stock.

The issuance of the Restated Notes may delay or prevent our acquisition by a third party.

Under the terms of the Restated Indenture, upon the occurrence of a Change of Control (as defined therein), including upon the delisting of our common stock from a United States national securities exchange or system of automated dissemination of quotations of securities prices, we would be required to make an offer to purchase all outstanding Restated Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest and Liquidated Damages (as defined in the Restated Indenture), if any, thereon to the date of purchase.  We cannot assure you that we would have sufficient funds to pay the purchase price of the outstanding Restated Notes or be able to refinance the Restated Notes on reasonable terms, if at all, upon the occurrence of a Change of Control.  Our failure to offer to purchase all outstanding Restated Notes or to purchase all validly tendered Restated Notes would constitute an event of default under the Restated Indenture.  Such an event of default may cause the acceleration of the Restated Notes and our other debt.  The requirement to offer to purchase all of the outstanding Restated Notes under the Restated Indenture could, therefore, render more difficult an attempt to obtain control of us, even if it appears to be desirable to a majority of stockholders, and it may be more difficult for our stockholders to obtain an acquisition premium for their shares or to remove incumbent management.

Reason for Request for Stockholder Approval

Our Common Stock is listed on the Nasdaq Global Select Market, and we are subject to the Nasdaq Listing Rules.  We are seeking stockholder approval under the applicable provisions of Nasdaq Listing Rule 5635 of the potential issuance of the Restated Notes and (i) up to 43,875,266  shares of Common Stock that we may be obligated to issue in connection with or as a result of the Debt Exchange, consisting of:  (a) up to 36,790,000  shares upon conversion of the original principal amount of the Restated Notes to be issued in the Debt Exchange; (b) up to 6,085,266  shares upon conversion of any interest on the Restated Notes that we have elected to pay in kind, either by adding such interest to the principal balance of the Restated Notes or by issuing additional Restated Notes in the amount of such interest; and (c) 1,000,000 shares to the holders of the Existing Notes in consideration of the Debt Exchange, and (ii) a number of shares of Common Stock sufficient to satisfy any Conversion Make-Whole Amount due under the Restated Indenture that we elect to pay in shares of Common Stock.

Nasdaq Listing Rule 5635(d) requires stockholder approval of the issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock.  Because we may issue more than 20% of our Common Stock pursuant to, in connection with or as a result of the Debt Exchange at a price that is potentially lower than the consolidated closing bid price of our common stock immediately preceding the entering into of the binding Settlement Agreement, we are seeking stockholder approval pursuant to Listing Rule 5635(d).  The conversion ratio for the shares issuable upon conversion of the Restated Notes was determined by the average closing price over the twenty trading day period ending on the date the Settlement Agreement was executed.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is necessary to approve the Debt Exchange Issuances.

Approval of the Debt Exchange Issuances is conditioned upon the approval of the Certificate Amendment.  If stockholder approval of the Certificate Amendment is not obtained, the Debt Exchange Issuances proposal will not pass and we will not be able to consummate the transactions contemplated by the Debt Exchange.

Recommendation of the Board of Directors

Our Board of Directors has approved the Debt Exchange and the Debt Exchange Issuances.  Based on the reasons for the Debt Exchange described in this proxy statement, the Board of Directors believes that the Debt Exchange and the Debt Exchange Issuances are in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE DEBT EXCHANGE ISSUANCES.

PROPOSAL THREE:
CERTIFICATE AMENDMENT

General

At a meeting on June 14, 2010, our Board of Directors unanimously voted to adopt and declared advisable an amendment to our Certificate of Incorporation increasing our authorized capital stock from 100,000,000 shares, consisting of 95,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock to a total of 155,000,000 shares, consisting of 150,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, and we are now asking you to approve this amendment, which we refer to herein as the “Certificate Amendment.”

The form of the proposed Certificate Amendment to increase the number of authorized shares of our capital stock is attached to this proxy statement as Appendix D.  If approved, the Certificate Amendment will be effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State.

Purpose of Increasing the Number of Authorized Shares of Capital Stock

Our Board of Directors is seeking authorization to increase the number of shares of Common Stock it is authorized to issue in order to fulfill its commitment, and allow it to exercise its options, to issue Common Stock in connection with or as a result of the Debt Exchange.  If Proposals No. 2 and 3 are approved and the Debt Exchange is consummated, we will be obligated to issue (i) up to 43,875,266  shares of Common Stock, consisting of:  (a) up to 36,790,000  shares upon conversion of the original principal amount of the Restated Notes to be issued in the Debt Exchange; (b) up to 6,085,266  shares upon conversion of any interest on the Restated Notes that we have elected to pay in kind, either by adding such interest to the principal balance of the Restated Notes or by issuing additional Restated Notes in the amount of such interest; and (c) 1,000,000 shares to the holders of the Existing Notes in consideration of the Debt Exchange, and (ii) a number of shares of Common Stock sufficient to satisfy any Conversion Make-Whole Amount due under the Restated Indenture that we elect to pay in shares of Common Stock.

We currently have an insufficient number of shares of authorized Common Stock available to issue the full number of shares required or permitted in connection with or as a result of the Debt Exchange.  Accordingly, an increase in the number of authorized shares of Common Stock by 55,000,000 shares is necessary to permit us to effect the Debt Exchange and exercise our options in connection with the Debt Exchange.  In addition to the shares of Common Stock that may be issued pursuant to or as a result of the Debt Exchange, the proposed increase in the number of authorized shares of Common Stock would also provide us with greater flexibility to issue shares for other general corporate purposes.  Except as described in this proxy statement, we have no current plans to issue shares in an exchange, merger, consolidation, acquisition or similar transaction.  Approval of the Certificate Amendment would in certain circumstances permit such actions to be taken without the delays and expense associated with obtaining stockholder approval at that time, except to the extent required by applicable state law or stock exchange listing requirements for the particular transaction.

Certain Risks Associated with the Increase of the Number of Authorized Shares of Common Stock

Stockholders should consider the following factors that may affect them, as well as the other information contained in this proxy statement, in evaluating the proposal to approve the Certificate Amendment to increase our authorized shares of Common Stock.  The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of present stockholders.  The additional 55,000,000 shares to be authorized will be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock currently issued and outstanding.  Stockholders do not have preemptive rights to subscribe for or purchase additional shares of Common Stock.

Stockholders may face significant dilution as a result of the future issuance of Common Stock to the extent permitted under the Certificate Amendment.

We are seeking to amend our Certificate of Incorporation to increase our authorized capital stock from 100,000,000 shares, consisting of 95,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock to a total of 155,000,000 shares, consisting of 150,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, and the interests of the holders of our Common Stock could be diluted substantially as a result.  If this proposal is approved, the additional authorized shares of Common Stock may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board of Directors may determine without further stockholder approval, except to the extent that stockholder approval is required under certain circumstances by applicable laws, rules or regulations.  Because our Common Stock is traded on the Nasdaq Global Market, stockholder approval must generally be obtained, under applicable Nasdaq Listing Rules, prior to the issuance of shares for certain purposes, including the issuance of shares of Common Stock equal to or greater than twenty percent (20%) of our then outstanding shares of Common Stock in connection with a private financing or an acquisition or merger.  Any future issuance of additional authorized shares of our Common Stock, including the potential issuances of up to 43,875,266  shares in connection with or as a result of the Debt Exchange if proposal No. 2 is approved and of an additional number of shares of Common Stock sufficient to satisfy any Conversion Make-Whole Amount due under the Restated Indenture that we elect to pay in shares of Common Stock, could dilute future earnings per share, book value per share and voting power of existing stockholders.  Such issuance may reduce stockholders equity per share and may reduce the percentage ownership of Common Stock of existing stockholders, as discussed in greater detail in the section of this proxy statement entitled “Certain Risks Associated with the Debt Exchange.”

Future issuances of additional shares of common stock may delay or prevent our acquisition by a third party.

Any future issuance of additional shares also may have an anti-takeover effect by making it more difficult to engage in a merger, tender offer, proxy contest or assumption of control of a large voting block of our Common Stock.  Our Board of Directors could impede a takeover attempt by issuing additional shares and thereby diluting the voting power of other outstanding shares and increasing the cost of a takeover.  A future issuance of additional shares of Common Stock could be made to render more difficult an attempt to obtain control of us, even if it appears to be desirable to a majority of stockholders, and it may be more difficult for our stockholders to obtain an acquisition premium for their shares or to remove incumbent management.  Although the increase in the number of authorized shares of our Common Stock may have an anti-takeover effect, the Certificate Amendment has been proposed for the reasons stated above, and our Board of Directors has no present intention to use the proposed increase in the authorized shares of our Common Stock as a measure aimed at discouraging takeover efforts.  Moreover, we believe that the number of shares that would be available for issuance is likely to be sufficiently small that the negative effects possible from future issuances would be mitigated.

Effect of Non-Approval of the Certificate Amendment

Approval of the Debt Exchange Issuances is conditioned upon the approval of the Certificate Amendment.  If stockholder approval of the Certificate Amendment is not obtained, the Debt Exchange Issuances proposal will not pass and we will not be able to consummate the transactions contemplated by the Debt Exchange, as we will not have sufficient authorized shares to issue the number of shares of Common Stock issuable in connection with or as a result of the Debt Exchange.  If we are unable to complete the Debt Exchange, we may not have an immediate source of funds to finance the Note Purchase or otherwise satisfy our obligations under the Settlement Agreement.  See the section of this proxy statement captioned “Certain Risks Associated with the Debt Exchange.”

Vote Required for Approval

Approval of the Certificate Amendment requires the affirmative vote of a majority of our voting stock outstanding and entitled to vote at the Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE CERTIFICATE AMENDMENT.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has selected Friedman LLP (“Friedman”) as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

The Audit Committee reviews and approves the audit and non-audit services to be provided by our independent registered public accounting firm during the year, considers the effect that performing those services might have on audit independence and approves management’s engagement of our independent registered public accounting firm to perform those services.  The Audit Committee reserves the right to appoint a different independent registered public accounting firm at any time during the year if the Board of Directors and the Audit Committee believe that a change is in the best interest of the Company and our stockholders.

Friedman was originally engaged as our independent registered public accounting firm in February 2002.  Friedman has audited our financial statements for the fiscal years ended December 31, 2001 through December 31, 2009.  A representative of Friedman will be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

Fees Billed to Empire by Friedman During Fiscal 2009 and 2008

Audit Fees

The aggregate fees billed by Friedman for professional fees rendered in connection with the audit of our annual financial statements and its review of our financial statements included in our quarterly reports on Forms 10-Q, including services related thereto, were approximately $459,000 for the fiscal year ended December 31, 2009 and approximately $534,000 for the fiscal year ended December 31, 2008.

Audit-Related Fees

The aggregate fees billed by Friedman for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported as “Audit Fees,” including services rendered in connection with capital raising efforts, preparation of registration statements, consultations regarding financial accounting and reporting, audits of our employee benefit plan and statutory audits were approximately $66,000 for the fiscal year ended December 31, 2009 and approximately $58,000 for the fiscal year ended December 31, 2008.

Tax Fees

The aggregate fees billed by Friedman for professional services rendered for tax compliance and tax preparation were approximately $29,000 for the fiscal year ended December 31, 2009 and approximately $54,000 for the fiscal year ended December 31, 2008.

All Other Fees

Other than the fees described above, there were no other fees billed by Friedman for products and services rendered to us for the fiscal years ended December 31, 2009 or December 31, 2008.

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee.  Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for our fiscal year ended December 31, 2009 were approved by the Audit Committee.  In connection with the audit of our financial statements for the fiscal years ended December 31, 2009 and December 31, 2008, Friedman only used full-time, permanent employees.

The Audit Committee of the Board of Directors considered whether the provision of non-audit services by Friedman was compatible with its ability to maintain independence from an audit standpoint and concluded that Friedman’s independence was not compromised.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information concerning beneficial ownership of our capital stock outstanding at October 4, 2010 by:  (i) each stockholder known to be the beneficial owner of more than five percent of any class of our voting securities then outstanding; (ii) each of our directors; (iii) each of our “named executive officers” as defined in Item 402(a)(3) of Regulation S-K promulgated under the Exchange Act; and (iv) our current directors and executive officers, as a group.

The information regarding beneficial ownership of our Common Stock has been presented in accordance with the rules of the SEC.  Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right.  The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from us within 60 days.  Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned			Series B Preferred Stock Beneficially Owned		Series E Preferred Stock Beneficially Owned
Directors	Shares		Percentage	Shares	Percentage	Shares	Percentage
Au Fook Yew	10,000	(2)	*	--	--	--	--

Louis R. Cappelli c/o Cappelli Enterprises, Inc. 115 Stevens Avenue Valhalla, NY 10595	5,459,512	(3)	7.8%	--	--	--	--

Joseph A. D’Amato	100,000	(4)	*	--	--	--	--

Paul A. deBary	327,508	(5)	*	--	--	--	--

Nancy Palumbo	39,583	(6)	*

Emanuel R. Pearlman	7,500	(7)	*

James Simon	184,520	(8)	*	--	--	--	--

Current Officers
Charles Degliomini	347,769	(9)	*	--	--	--	--

Clifford A. Ehrlich	255,000	(10)	*	--	--	--	--

Nanette L. Horner	--		--	--	--	--	--

Directors and Officers as a Group	6,731,392	(11)	9.5%	--	--	--	--

Former Officers
Joseph E. Bernstein	2,957,351	(12)	4.1%	--	--	--	--

David P. Hanlon	1,066,592	(13)	1.5%	--	--	--	--

Hilda Manuel	94,333	(14)	*	--	--	--	--

Ronald J. Radcliffe	270,000	(15)	*	--	--	--	--

Eric Reehl	--		--	--	--	--	--

Stockholders
Kien Huat Realty III Limited c/o Kien Huat Realty Sdn Bhd. 22nd Floor Wisma Genting Jalan Sultan Ismail 50250 Kuala Lumpur Malaysia	34,936,357		50.3%	--	--	--	--

Patricia Cohen 6138 S. Hampshire Ct. Windermere, FL 34786	--		--	44,258	100%	--	--

Bryanston Group, Inc. 2424 Route 52 Hopewell Junction, NY 12533	--		--	--	--	1,551,213	89.6%

Stanley Tollman c/o Bryanston Group, Inc. 2424 Route 52 Hopewell Junction, NY 12533	--		--	--	--	152,817	8.8%
_______________

* less than 1%

(1)
Unless otherwise indicated, the address of each stockholder, director, and executive officer listed above is Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701.

(2)	Consists of options that are currently exercisable or exercisable within sixty days of the date of the proxy statement into 10,000 shares of Common Stock.

(3)
Mr. Cappelli has an indirect ownership interest in an aggregate of 5,374,512 shares consisting of (i) 4,200,000 shares owned directly by LRC; and (ii) 1,174,512 shares owned directly by Cappelli Resorts LLC.  Mr. Cappelli has the shared power to dispose of or direct the disposition of 5,374,512 shares of Common Stock held of record by Cappelli Resorts LLC and by LRC.  Mr. Cappelli also holds options that are currently exercisable or exercisable within sixty days of the date of the proxy statement into 85,000 shares of Common Stock.

(4)	Consists of options that are exercisable within sixty days of the date of the proxy statement into 100,000 shares of Common Stock.

(5)
Consists of 82,913 shares of Common Stock owned directly by Paul deBary, 12,595 shares of Common Stock held in an individual retirement account for Mr. deBary’s benefit and options that are currently exercisable or exercisable within sixty days of the date of this proxy statement into 232,000 shares of Common Stock.

(6)	Consists of options that are currently exercisable or exercisable within sixty days of the date of this proxy statement into 39,583 shares of Common Stock.

(7)	Consists of options that are currently exercisable or exercisable within sixty days of the date of the proxy statement into 7,500 shares of Common Stock.

(8)
Consists of 18,270 shares of Common Stock owned directly by James Simon and options that are currently exercisable or exercisable within sixty days of the date of this Proxy statement into 166,250 shares of Common Stock.

(9)	Includes 22,769 shares of Common Stock owned by Fox-Hollow Lane LLC, of which Charles Degliomini is the managing member, and options that are currently exercisable into 325,000 shares of Common Stock.

(10)	Consists of 10,000 shares of Common Stock owned directly by Clifford A. Ehrlich and options that are currently exercisable into 245,000 shares of Common Stock.

(11)
Includes options held by directors and officers of the Company that are currently exercisable or exercisable within 60 sixty of the date of the proxy statement into an aggregate of 1,210,333 shares of Common Stock.

(12)
Consists of (i) 955,851 shares of Common Stock held directly by Mr. Bernstein; (ii) 1,500 shares are held by Bernstarz LLC, a limited liability company in which Mr. Bernstein is the sole member; (iii) 1,250,000 shares of Common Stock that are issuable upon the exercise of warrants that are currently exercisable and (iv) 750,000 shares of Common Stock that are issuable upon the exercise of options that are currently exercisable.

(13)
Consists of options that are currently exercisable into 1,066,592 shares of Common Stock.  On April 13, 2009, Mr. Hanlon entered into a separation agreement with the Company pursuant to which Mr. Hanlon’s employment with the Company terminated as of April 13, 2009.

(14)
Consists of options that are currently exercisable into 94,333 shares of Common Stock.  On April 30, 2009 Ms. Manuel entered into a separation agreement with the Company pursuant to which Ms. Manuel’s employment with the Company terminated as of April 30, 2009.

(15)
Consists of options that are currently exercisable into 270,000 shares of Common Stock.  On April 14, 2009, Mr. Radcliffe tendered his resignation, effective June 30, 2009.  Mr. Radcliffe and the Company entered into a separation agreement with respect to Mr. Radcliffe’s resignation.

CHANGES IN CONTROL

 As set forth in the table above, Kien Huat is the beneficial owner of 34,936,357 shares of our Common Stock, or approximately 50.3% of our outstanding Common Stock and just under 50% of our total voting power, which were issued to Kien Huat pursuant to the Investment Agreement for aggregate consideration of $55 million.  Under the terms of the Investment Agreement, Kien Huat is entitled to recommend three directors whom we are required to cause to be elected or appointed to the Board of Directors, subject to the satisfaction of all legal and governance requirements regarding service as a director of the Company and to the reasonable approval of the Corporate Governance and Nominating Committee of the Board of Directors.  Kien Huat is entitled to recommend three directors for so long as it owns at least 24% of our voting power outstanding at such time, after which the number of directors whom Kien Huat will be entitled to designate for election or appointment to the Board of Directors will be reduced proportionally to Kien Huat’s percentage of ownership.  Under the Investment Agreement, for so long as Kien Huat is entitled to designate representatives to the Board of Directors, among other things, Kien Huat will have the right to nominate one of its director designees to serve as the Chairman of the Board of Directors.  In addition, until such time as Kien Huat ceases to own capital stock with at least 30% of our voting power outstanding at such time, the Board of Directors will be prohibited under the terms of the Investment Agreement from taking certain actions relating to fundamental transactions involving us and our subsidiaries and certain other matters without the affirmative vote of the directors designated by Kien Huat.

STOCKHOLDER PROPOSALS

We expect that our 2011 annual meeting of stockholders will be held in [__________], 2011.  The SEC has adopted regulations that govern the inclusion of stockholder proposals in our annual proxy materials.  For a stockholder proposal to be included in the proxy statement for our 2011 annual meeting of stockholders, as applicable, including a proposal for the election of a director, the proposal must have been received by us at our principal offices after [___________________________________________], 2011 and no later than [___________________________________________], 2011.  Any notice of stockholder proposals received after that date will be considered untimely.  To be included in our proxy materials, stockholder proposals must also comply with our bylaws and SEC regulations under Rule 14a-8 of the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials.  If we change the date of the 2011 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such meeting is first made.  In order to curtail any controversy as to the date on which a stockholder proposal was received by us, it is suggested that stockholder proposals be submitted by certified mail, return receipt requested, and be addressed to Empire Resorts, Inc., c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701, Attention: Investor Relations.  Notwithstanding, the foregoing shall not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any stockholder a right to have any nominee included in our proxy statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement.  This means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this proxy statement.  Any statement contained in a document that is incorporated by reference into this proxy statement is automatically updated and superseded if information contained in this proxy statement, or information that we later file with the SEC, modifies or replaces the information.  We are incorporating by reference the following items in documents filed by us with the SEC:

•	Part II, Items 7, 7A and 8 of our Annual Report on Form 10-K for the year ended December 31, 2009; and

•	Part I, Items 1, 2 and 3 of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010.

We will provide to each person, including any beneficial owner of our stock, to whom this proxy statement is delivered, a free copy of any or all of the information that has been incorporated by reference into this proxy statement but not delivered with this proxy statement.  Please direct your written request to: Empire Resorts, Inc. c/o Monticello Casino and Raceway, Route 17B, P.O. Box 5013, Monticello, New York 12701, Attention: Investor Relations.  A copy of the annual report on Form 10-K for the year ended December 31, 2009 and the quarterly reports on Form 10-Q are also available on the SEC’s Internet site at http://www.sec.gov and on our website at www.empireresorts.com.

OTHER MATTERS

As of the date of this proxy statement, our Board of Directors does not know of any matter that will be presented for consideration at the Meeting other than as described in this proxy statement.

Robert H. Friedman
Secretary
[____________], 2010

APPENDIX A

AUDIT COMMITTEE CHARTER

A-1

APPENDIX B

CORPORATE GOVERNANCE AND NOMINATIONS COMMITTEE CHARTER

B-1

APPENDIX C

COMPENSATION COMMITTEE CHARTER

C-1

APPENDIX D

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

EMPIRE RESORTS, INC.

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

EMPIRE RESORTS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

1.           The name of the corporation is Empire Resorts, Inc.

2.           The Certificate of Incorporation of the Corporation is hereby amended so that Article FOURTH of the Certificate of Incorporation reads as follows:

"FOURTH:  The total number of shares of stock that the Corporation shall have the authority to issue is one hundred fifty-five million (155,000,000), consisting of one hundred fifty million (150,000,000) shares of Common Stock, each such share having a par value of $.01, and five million (5,000,000) shares of Preferred Stock, each such share having a par value of $.01.  The Board of Directors is expressly authorized to issue Preferred Stock without stockholder approval, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series and as may be permitted by the Delaware General Corporation Law."

3.           The Amendment to the Certificate of Incorporation of the Corporation effected by this Certificate was duly authorized by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, and by the affirmative vote of the holders of a majority of the Corporation’s outstanding capital stock entitled to vote thereon.

[SIGNATURE PAGE FOLLOWS]

D-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed on this ___th day of ___________, 2010.

EMPIRE RESORTS, INC.

By:
Name:
Title:

D-2